EXHIBIT 2.38

                              Bona Shipholding Ltd

                                   as Borrower

                               Chase Manhattan plc

                                   as Arranger

                           Citibank International plc

                         as Arranger, Trustee And Agent

                                   and others


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                              Amended and restated
                                 US$500,000,000
                            Revolving Loan Agreement
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                                    CONTENTS
Clause                                                                      Page
       Part 1        DEFINITIONS AND INTERPRETATION
1.     Definitions and Interpretation..........................................1
       Part 2        THE FACILITIES
2.     The Facilities.........................................................17
3.     Utilisation of the Facilities..........................................18
       Part 3        INTEREST
4.     Payment and Calculation of Interest....................................20
5.     Market Disruption and Alternative Interest Rates.......................20
       Part 4        REPAYMENT, REDUCTION, CANCELLATION AND PREPAYMENT
6.     Repayment and Reduction................................................21
7.     Cancellation...........................................................22
       Part 5        RISK ALLOCATION
8.     Taxes..................................................................24
9.     Tax Receipts and Credits...............................................25
10.    Changes in Circumstances...............................................26
       Part 6        REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT
11.    Representations........................................................29
12.    Financial Information..................................................31
13.    Financial Condition and Security.......................................33
14.    Covenants..............................................................38
15.    Events of Default......................................................40
       Part 7        DEFAULT INTEREST AND INDEMNITY
16.    Default Interest and Indemnity.........................................44
       Part 8        PAYMENTS
17.    Currency of Account and Payment........................................46
18.    Payments...............................................................46
19.    Set-Off................................................................48
20.    Sharing................................................................48
       Part 9        FEES, COSTS AND EXPENSES
21.    Commitment Commission and Fees.........................................50
22.    Costs and Expenses.....................................................51
       Part 10       AGENCY PROVISIONS
23.    The Agent, the Trustee, the Arrangers and the Banks....................52
       Part 11       ASSIGNMENTS AND TRANSFERS
24.    Assignments and Transfers..............................................57
       Part 12       MISCELLANEOUS
25.    Calculations and Evidence of Debt......................................59
26.    Remedies and Waivers, Partial Invalidity...............................59
27.    Notices................................................................60
28.    Amendments.............................................................61
       Part 13       LAW AND JURISDICTION
29.    Law....................................................................63
30.    Jurisdiction...........................................................63








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                     London-3/140335/04 - 61 - C0828/29464

THIS AGREEMENT originally made on 16 December 1998 is amended and restated on 11 June 1999

BETWEEN

(1)......BONA SHIPHOLDING LTD. (the "Borrower");

(2)      CHASE MANHATTAN plc and CITIBANK INTERNATIONAL plc (the "Arrangers");

(3)      CITIBANK INTERNATIONAL plc (the "Trustee");  and

(4)      CITIBANK INTERNATIONAL plc (the "Agent")

(5) THE BANKS (as defined below).



NOW IT IS HEREBY AGREED as follows:



Part 1
                                     DEFINITIONS AND INTERPRETATION

1.       Definitions and Interpretation

1.1      Definitions
        In this Agreement the following terms have the meanings given to them in this Clause 1.1.

        "A Advance" means, save as otherwise provided herein, an Advance (as from time to time reduced by repayment or prepayment) made or to be made by the Banks under the A Facility.

        "A Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its A Commitment at such time less the aggregate of its portions of A Advances which are then outstanding and not due for repayment Provided that such amount shall not be less than zero.

        "A Available Facility" means, at any time, the aggregate amount of the A Available Commitments at such time.

        "A Commitment" means, in relation to any Bank at any time and save as otherwise provided herein, the amount set opposite its name in the second column of the First Schedule.

        "Advance" means, save as otherwise provided herein, an advance under either Facility made or to be made by the Banks hereunder.

        "A Facility" means the revolving dollar loan facility granted to the Borrower pursuant to paragraph (i) of Clause 2.1 (Grant of Facilities).

        "Affiliate" means a corporation or partnership at least 33% of the equity or partnership capital of which is beneficially owned, directly or indirectly, by any member of the Parent's Group and the value of the interest of such member of the Parent's Group therein (as determined in accordance with US GAAP) is not less than $10,000,000.

        "Aggregate A Commitment" means the aggregate for the time being of the Banks' A Commitments.

        "Aggregate B Commitment" means the aggregate for the time being of the Banks' B Commitments.

        "Aggregate Total Commitments" means the aggregate for the time being of the Banks' Total Commitments.

        "Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of its Total Commitment at such time less the aggregate of its portions of the Advances which have then been made hereunder.

        "Available Facility" means, at any time, the aggregate amount of the Available Commitments at such time.

        "Average Age of the Vessels" at any time means the average age of the Vessels in the Security Pool at such time, but so that for these purposes, if an asset in the Security Pool comprises shares in a vessel-owning company, the vessel owned by that company shall be brought into account as if it were a Vessel.

        "B Advance" means, save as otherwise provided herein, an Advance (as from time to time reduced by repayment or prepayment) made or to be made by the Banks under the B Facility.

        "Bank" means:

(i) any financial institution named in the First Schedule (The Banks) (other than one which has ceased to be a party hereto in accordance with the terms hereof); or

(ii) any financial institution which has become a party hereto in accordance with the provisions of Clause 24.4 (Assignments by Banks) or Clause 24.5 (Transfers by Banks).

        "Basle Paper" means the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervision, as amended in November 1991.

        "B Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its B Commitment at such time less the aggregate of its portions of B Advances which are then outstanding and not due for repayment Provided that such amount shall not be less than zero.

        "B Available Facility" means, at any time, the aggregate amount of the B Available Commitments at such time.

        "Bermuda" means the Islands of Bermuda.

        "B Commitment" means, in relation to any Bank at any time and save as otherwise provided herein, the amount set opposite its name in the third column of the First Schedule.

        "B Facility" means the dollar revolving loan facility granted to the Borrower pursuant to paragraph (ii) of Clause 2.1 (Grant of Facilities).

        "Borrower's Group" means the Borrower and its subsidiaries for the time being.

        "Capital Adequacy Requirement" means a request or requirement relating to the maintenance of capital, including one which makes any change to, or is based on any alteration in, the interpretation of the Basle Paper or which increases the amounts of capital required thereunder, other than a request or requirement made by way of implementation of the Basle Paper in the manner in which it is being implemented as at the Original Facility Date.

        "Chase Revolver" means the revolving credit facility agreement dated 27 March 1996 between the Borrower, Chemical Bank and others.

        "Citibank Revolver" means the revolving credit facility agreement dated 11 October 1994 between the Borrower, Citibank, N.A. and others.

        "Commitment Termination Date" means the date which is one month before the Final Maturity Date.

        "Cover Ratio" at any time means, in relation to the A Facility, the Estimated Value of Security Pool 1 divided by Loan 1 and, in relation to the B Facility means the Estimated Value of Security Pool 2 divided by Loan 2.

        "Current Assets" means all assets of the members of the Borrower's Group (excluding Intra-Group Assets) which, in accordance with US GAAP, would be classed as current assets plus the aggregate of all amounts available for drawing for more than one year but undrawn under committed credit lines (excluding the Facilities) made available to any member of the Borrower's Group by its bankers or by any other financial institution.

        "Current Liabilities" means all obligations of the members of the Borrower's Group to pay money on demand or within one year from the date of computation and any other obligations of the members of the Borrower's Group which, in accordance with US GAAP, would be considered as current liabilities.

        "Current Ratio" at any time means Current Assets divided by Current Liabilities.

        "Deeds of Assignment" means the deeds of assignment of earnings and insurances in the form or substantially the form attached hereto as Exhibit B (with such amendments as may in the Agent's opinion be appropriate to reflect the place of registration of the relevant Vessel) to be executed by the Borrower in favour of the Trustee over the Vessels as contemplated by paragraph 19 of Part 1, and by paragraph 11 of Part 2 of the Third Schedule.

        "Estimated Value" means

(i) (subject to (iii) below in respect of a New Vessel) in respect of a vessel the average of the most recent estimates of the Market Value thereof set forth in the summary furnished to the Agent pursuant to Clause 12.6(i) Provided that if a vessel is the subject of a charter which had an initial duration of over 24 months and which was approved by the Agent acting on the instructions of the Banks, the Estimated Value of such vessel shall be increased (or reduced) to reflect any difference between (a) the amount determined by the Agent to be the net present value of the charterhire payable over the remaining period of such charter and (b) the amount determined by the Agent to be the net present value of the charterhire that would be payable under a charter of such vessel for such period if it were to be chartered in the market at charterhire rates current as at the preceding Quarter Date;

(ii) in respect of any asset in a Security Pool other than a vessel, the most recent estimate of the value thereof furnished to the Agent pursuant to Clause 12.6(ii); and

(iii)in respect of a New Vessel and for the purposes only of Clause 3.1(vi) the value as determined pursuant to Clause 13.9

     Provided Always That any Vessel older than 27 years 6 months shall be deemed to have a value of zero.

        "Estimated Value of Security Pool 1" and "Estimated Value of Security Pool 2" at any time mean the aggregate of the Estimated Values of the relevant Vessels and the Estimated Values of the other assets in Security Pool 1, or, as the case may be, the aggregate of the Estimated Values of the relevant Vessels and the Estimated Values of the other assets in Security Pool 2 at such time.

        "Event of Default" means any circumstance described as such in Clause 15 (Events of Default).

        "Excluded Entity" means any subsidiary of the Borrower (i) which is not controlled, directly or indirectly, by the Borrower and (ii) in which the Borrower's direct or indirect interest is as holder of equal to or less than 50% of the issued share capital or as contributor of equal to or less than 50% of the partnership capital and for these purposes a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body Provided Always, for the avoidance of doubt, that Soponata-Bona Limited shall be an Excluded Entity, for so long as the Borrower's direct or indirect interest therein is 50% (or less) of the issued share capital thereof and Soponata-Bona Limited is not controlled directly or indirectly by the Borrower.

        "Existing Swaps" means the two interest rate swap agreements entered into by the Borrower with Royal Bank of Scotland and BankBoston, both to expire on February 19 2005 and both for a notional principal amount of $50,000,000.

         "Facilities"  means the A Facility  and the B  Facility  granted to the
        Borrower  in  this   Agreement   and   "Facility"   shall  be  construed
        accordingly.

        "Facility Office" means, in relation to the Agent or any Bank, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select.

        "Final Maturity Date" means the tenth anniversary of the Original Facility Date.

        "Finance Documents" means:

(i)               this Agreement;

(ii)              the Guarantee;

(iii)             the Security Agreements; and

(iv) any other document from time to time entered into in relation to this Agreement which is agreed between the Agent and the Borrower to constitute a Finance Document for the purposes hereof.

        "Finance Parties" means the Parent and the Borrower.

        "Free Cash" means, on any date, the aggregate amount (expressed in dollars or as a dollar equivalent) on such date of the then current market value of:

(i) all amounts which are legally and beneficially owned by the Borrower and which are standing to the credit of current and deposit accounts with banks and other deposit taking institutions excluding any such amount to which the right of access or use of the owner is blocked or restricted (whether by an encumbrance or otherwise);

(ii) to the extent not within (i) above, all unencumbered time deposits with banks and other deposit taking institutions and certificates of deposit issued, and bills of exchange accepted, by banks and other deposit taking institutions which are legally and beneficially owned by the Borrower free from encumbrances; and

(iii) debt securities quoted on a trading exchange approved by the Agent acting on the instructions of an Instructing Group which are rated AA or better by Standard & Poor's Corporation or such other rating agency as the Agent acting as aforesaid may approve, to which the Borrower shall have free, immediate and direct access (but limited, if appropriate, to that portion thereof which the Borrower shall be entitled to appropriate for its own account) plus the aggregate amount (expressed in dollars or as a dollar equivalent) of the items set out in (i), (ii) and (iii) above which shall be legally and beneficially owned by any subsidiary of the Borrower and to which the Borrower
        (through such subsidiary) shall have free, immediate and direct access (but limited, if appropriate, to that portion thereof which such subsidiary shall be entitled to appropriate for its own benefit) as multiplied by the Relevant Percentage in respect of that subsidiary, but excluding from such computation (i) Intra-Group Assets and (ii) any amounts attributable to any Excluded Entity or minority interests.

        "Future Vessel" means (subject always to Clause 13.11) any vessel purchased by the Borrower and which is mortgaged to provide security for the Borrower's obligations hereunder and which is allocated to Security Pool 2.

        "Guarantee" means the guarantee of the Borrower's obligations hereunder given by the Parent substantially in the form of Exhibit D.

        "Initial Vessels" means the following Vessels:

                  Vessels flagged in Liberia:

                  "Bona Shimmer", "Bona Spinner", "Bona Skipper", "Bona Robin", "Bona Rider", "Bona Rover", "Bona Ray", "Bona Ranger";

                  Vessels flagged in the Bahamas:

                  "Bona Forum", "Bona Fulmar", "Bona Foam", "Bona Favour", "Bona Spring", "Bona Sparrow", "Bona Sailor", "Bona Spray";

                  Vessels flagged in the Norwegian International Register:

                  "Bona Fountain", "Bona Fair"

                  and "Initial Vessel" means any of them;

        "Instructing Group" means:

(i) whilst no Advances are outstanding hereunder, a Bank or group of Banks whose Total Commitments amount (or, if each Bank's Total Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than 662/3 per cent. of the Aggregate Total Commitments; and

(ii) whilst at least one Advance is outstanding hereunder, a Bank or group of Banks to whom in aggregate more than 662/3 per cent. of the Loan is (or immediately prior to its prepayment or repayment, was then) owed.

        "Interest Payment Date" means any date upon which interest is payable pursuant to Clause 4.1.

        "Intra-Group Asset" means (i) any indebtedness which is owed to any member of the Borrower's Group by any member of the Parent's Group or by any Affiliate; (ii) any capital contribution made by any member of the Borrower's Group in any member of the Parent's Group or any Affiliate; and (iii) any equity security issued by any member of the Parent's Group or by any Affiliate which is beneficially owned by any member of the Borrower's Group (the values of (i), (ii) and (iii) to be determined in accordance with US GAAP).

        "ISM Code" means the International Management Code for the Safe Operation of Ships for pollution prevention adopted by the International Maritime Organisation.

        "Leverage" at any time means Total Liabilities divided by Total Assets.

        "Liberia" means the Republic of Liberia.

        "LIBOR" means, in relation to any period for which an interest rate is to be determined hereunder, the rate determined by the Agent to be the rate displayed on the Telerate screen (or, if there is no such rate on the Telerate screen, the rate displayed on the Reuters screen) for the British Bankers' Association rate for deposits in dollars for a period corresponding to such period at or about 11.00 a.m. on the Quotation Date therefor Provided that if no such rate is so displayed on either the Telerate screen or the Reuters screen at such time it means the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty-second of one per cent.) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in dollars for a period corresponding to such period at such time.

        "Liquid Assets" means the aggregate of Free Cash and marketable securities as defined by US GAAP.

        "Loan 1" means the aggregate principal amount outstanding under the A Facility, from time to time.

        "Loan 2" means the aggregate principal amount outstanding under the B Facility from time to time.

        "Loan" means the aggregate principal amount of Loan 1 and Loan 2 for the time being outstanding hereunder.

        "Margin 1" means (a) 0.775% per annum up to (but not including) the fifth anniversary of the first drawdown hereunder and (b) 0.825% per annum thereafter until the Final Maturity Date Provided That during such time as Net Leverage is equal to or less than 50%, (on the basis of the most recent financial statements delivered pursuant to Clause 12.1 or Clause 12.2), then the applicable Margin 1 for any A Advance shall be 0.725% p.a. (or, if the rate in (b) would otherwise apply, the applicable Margin 1 shall be 0.775% p.a.).

        "Margin 2" means (a) 0.9% per annum up to (but not including) the fifth anniversary of the first drawdown hereunder and (b) 0.95% per annum thereafter until the Final Maturity Date Provided That during such time as Net Leverage is equal to or less than 50%, (on the basis of the most recent financial statements delivered pursuant to Clause 12.1 or Clause 12.2), then the applicable Margin 2 for any B Advance shall be 0.85% p.a. (or, if the rate in (b) would otherwise apply, the applicable Margin 2 shall be 0.9% p.a.).

        "Market Value" means, in relation to a vessel at any time, the sale value thereof in dollars determined on the basis of a sale (for cash and prompt delivery) by a willing seller to a willing buyer, free of charter and encumbrances and at arm's length on normal commercial terms;

        "Material Subsidiary" means (i) the Borrower; (ii) Bona Shipping A.S. and (iii) any subsidiary of the Parent whose assets, as determined in accordance with US GAAP and as shown from whose most recently available financial statements, as multiplied by the Relevant Percentage in respect of such subsidiary, equal or exceed 10% of the value of the assets of the Parent's Group as determined in accordance with US GAAP and as shown from the most recently available financial statements of the Parent's Group Provided that:

(i) in respect of any subsidiary of the Parent, only the value of its assets as multiplied by the Relevant Percentage in respect of such subsidiary shall be taken into account in the computation of the value of the assets of the Parent's Group; and

(ii) a statement by the auditors of the Parent to the effect that, in their opinion, a subsidiary is or is not or was or was not at any particular time a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the parties hereto;

        "Mortgages" means the first preferred (or first priority) ship mortgages over the Vessels in the form or substantially the form of that attached hereto as Exhibits C1, C2 and C3 (with such amendments as may in the Agent's reasonable opinion be appropriate to reflect the place of registration of the relevant Vessel) to be granted by the Borrower in favour of the Trustee as contemplated by paragraph 18 of Part 1 and paragraph 10 of Part 2 of the Third Schedule;



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         "Net Leverage" means:

                  Total Liabilities less (Liquid Assets exceeding $25,000,000)

                  -------------------------------------------------------------

                  Total Assets less (Liquid Assets exceeding $25,000,000)

        "Newbuilding Facility" means the facility agreement dated 17 June 1997 between the Borrower, Chase Investment Bank Limited, and Citibank International plc as arrangers and Chase Manhattan Bank Norge AS as agent and others.

        "New Vessels" means New Vessel 1, New Vessel 2, New Vessel 3 and New Vessel 4 or any combination thereof and "New Vessel" shall be construed accordingly.

        "New Vessel 1" means the vessel scheduled to be delivered by the Yard to the Borrower in January 1999 and having the Yard's Hull No 1234.

        "New Vessel 2" means the vessel scheduled to be delivered by the Yard to the Borrower in April 1999 and having the Yard's Hull No 1235.

        "New Vessel 3" means the vessel scheduled to be delivered by the Yard to the Borrower in June 1999 and having the Yard's Hull No 1236.

        "New Vessel 4" means the vessel scheduled to be delivered by the Yard to the Borrower in February 2000 if the Borrower exercises its option to purchase such vessel.

        "NIS" means the Norwegian International Ship Register.

        "Notice of Drawdown" means a notice substantially in the form set out in the Fourth Schedule (Notice of Drawdown).

        "Option Declaration Date" means 15 July 1999;

        "Original   Consolidated   Financial   Statements"   means  the  audited
        consolidated financial statements of the Borrower's Group for its financial year ended 31 December 1997.

        "Original Facility Date" means 16 December 1998.

        "Parent" means Teekay Shipping Corporation, a Liberian corporation.

        "Parent's Group" means the Parent and its subsidiaries for the time being.

        "Potential Event of Default" means any event which may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

        "Proportion" means, in relation to a Bank:

(i) whilst no Advances are outstanding hereunder, the proportion borne by its Total Commitment to the Aggregate Total Commitments (or, if the Aggregate Total Commitments are then zero, by its Total Commitment to the Aggregate Total Commitments immediately prior to their reduction to zero); or

(ii) whilst at least one Advance is outstanding hereunder, the proportion borne by its share of the Loan to the Loan.

        "Quarter Date" means 31 March, 30 June, 30 September and 31 December in any year.

        "Quotation Date" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in dollars for delivery on the first day of that period Provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

        "Reduction Dates" means (i) the date which is 6 months after the Original Facility Date, (ii) each of the days which fall at six monthly intervals after such date specified in (i), and (iii) the Final Maturity Date.

        "Reference Banks" means the principal London offices of Citibank N.A., The Chase Manhattan Bank, and Christiania Bank og Kreditkasse ASA or such other Bank or Banks as may from time to time be agreed between the Borrower and the Agent acting on the instructions of an Instructing Group.

        "Relevant Percentage" means, in respect of any subsidiary of the Parent at any time, the percentage of the equity share capital or the partnership capital, as the case may be, of such subsidiary which is beneficially owned (free from encumbrances) by the Parent at that time.

       "Repayment Date" means, in relation to any Advance, the last day of the Term thereof.

        "Security Agreements" means each of the following:

(i)               the Mortgages;

(ii)              the Deeds of Assignment; and

(iii) any other document from time to time entered into in relation to this Agreement which it is agreed between the Agent (or, as the case may be, the Trustee) and the Borrower is to constitute a Security Agreement for the purposes hereof.

        "Security Pool" means Security Pool 1 and Security Pool 2, or either of them as the context requires.

        "Security Pool 1" means the Initial Vessels, the New Vessels and each of the other assets from time to time mortgaged or charged to secure the Borrower's obligations under this Agreement and allocated to Security Pool 1.

        "Security Pool 2" means the Future Vessels and each of the other assets from time to time mortgaged or charged to secure the Borrower's obligations under this Agreement and allocated to Security Pool 2.

        "Security Trust Deed" means the security trust agreement to be entered into between the Trustee and others in the form or substantially the form of that attached hereto as Exhibit A whereby the Trustee will hold the benefit of the Security Documents on behalf of the Beneficiaries (to be defined therein).

        "Soponata - Bona Guarantee" means the guarantee of 50% of the outstanding amounts from time to time under a $75,000,000 loan agreement dated 26 June 1996 between Soponata - Bona Limited as borrower, Christiania Bank og Kreditkasse as agent and others.

        "Term" means, save as otherwise provided herein, in relation to any Advance, the period for which such Advance is borrowed as specified in the Notice of Drawdown relating thereto.

        "Total Assets" means (subject to the second proviso to Clause 13.1) the aggregate of the assets of the Borrower's Group as determined in accordance with US GAAP (excluding Intra-Group Assets), but so that for the purposes of this definition the value attributable to each vessel in the Borrower's Group's fleet (or, if different, each Vessel) shall be adjusted to reflect her most recent Estimated Value.

        "Total Commitments" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in the First
        Schedule in the column headed "Total Commitment".

        "Total Liabilities" means the aggregate of the obligations of the Borrower and its subsidiaries for the payment of money, whether borrowed or not and whether present or future, as determined in accordance with US GAAP.

        "Transfer Certificate" means a certificate substantially in the form set out in the Second Schedule (Form of Transfer Certificate) signed by a Bank and a Transferee whereby:

(i) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder as contemplated in Clause 24.3 (Assignments and Transfers by Banks); and

(ii) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 24.5 (Transfers by Banks).

        "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate.

        "Transferee" means a bank or other financial institution (unless it is another Bank, approved by the Borrower in writing,) to which a Bank seeks to transfer all or part of such Bank's rights, benefits and obligations hereunder.

        "US GAAP" at any time means accounting policies generally accepted in the United States of America at such time.

        "Vessels" means the Initial Vessels, the New Vessels and the Future Vessels or any combination thereof and any other vessel which is mortgaged to provide security for the Borrower's obligations hereunder pursuant to any of the provisions of Clause 13.1, 13.2, 13.4 or 13.6 and "Vessel" shall be construed accordingly.

        "Yard" means Samsung Heavy Industries Co. Ltd of Korea.

1.2      Interpretation
        Any reference in this Agreement to:

        "acting in concert" shall be construed as a reference to any two or more persons co-operating pursuant to any agreement or arrangement (whether or not legally binding or formally recorded) in connection with the acquisition, or attempted acquisition, by any of them of control over any company;

        the "Agent", the "Trustee", or any "Bank" shall be construed so as to include its and any subsequent successors, Transferees and permitted assigns in accordance with their respective interests;

        a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks generally are open for business in London, New York City and Oslo;

        a "charter" shall be construed as a reference to any agreement (other than, for the purposes of the definition of "Market Value", a contract of affreightment) pursuant to which a vessel is, or will be, employed;

        the "date hereof" shall be a reference to the date upon which this Agreement was amended and restated rather than the Original Facility Date.

        an "encumbrance" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, or any other type of preferential arrangement (including title transfer and retention arrangements) having a similar effect;

        the "equivalent" in one currency (in this paragraph the "first currency") of an amount denominated in another currency (in this paragraph the "second currency") on any date shall, save as otherwise provided, be construed as a reference to the amount of the first currency which could be purchased with that amount of the second currency at the spot rate of exchange quoted by the Agent in the foreign exchange market in London at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency for the second business day thereafter;

        a "guarantee" includes any guarantee, indemnity or other obligation to pay, purchase, provide funds for the payment of or indemnify against the consequences of default in the payment of indebtedness of any other person and any encumbrance which secures the payment of any indebtedness of any other person;

        a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

        "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; "indebtedness for borrowed money" shall be construed as a reference to any indebtedness of any person for or in respect of:

(i)      moneys borrowed or raised;

(ii)     amounts raised under any acceptance credit facility;

(iii) amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

(iv) amounts raised pursuant to any issue of shares of any member of the Borrower's Group which are expressed to be redeemable;

(v) the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with US GAAP be treated as finance or capital leases;

(vi) the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of one hundred and eighty (180) days;

(vii) all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument;

(viii) all interest rate and currency swap and similar agreements obliging the making of payments, whether periodically or upon the happening of a contingency (and the value of such indebtedness shall be the mark-to-market valuation of such transaction at the relevant time);

(ix) amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(x) any guarantee of indebtedness falling within paragraphs (i) to (ix) above.

        a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

        a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        a "subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

(i) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(ii) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(iii)which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body Provided that neither Bona Fortuna KS nor Bona Freighter KS shall constitute subsidiaries of any member of the Group;

        "tax" shall be construed so as to include any present or future tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

        a "total loss" of a Vessel shall be construed so as to include (a) an actual, constructive, agreed, arranged or compromised total loss of such Vessel including such as may occur during a requisition for hire of such Vessel and (b) the requisition for title of a Vessel (otherwise than by requisition for hire) by any government or other competent authority or by any person acting or purporting to act by the authority of the same and from which such Vessel has not been released within a period of ninety days of such event occurring;

        "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

        "vessel" means any Vessel and any other vessel owned by the Borrower or any of its subsidiaries; and

        the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3      Currency Symbols
          "$" and "dollars" denote lawful currency of the United States of America.

1.4      Amendments
        Save where the contrary is indicated, any reference in this Agreement to:

(i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied or supplemented;

(ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

(iii) a time of day shall be construed as a reference or re-enacted to London time.

1.5      Headings
        Clause, Part and Schedule headings are for ease of reference only.

1.6      Total Loss of Vessel
        For the purposes of the Finance Documents, a total loss of a Vessel shall be deemed to have occurred:

(i) if it consists of an actual total loss, at noon Greenwich Mean Time on the actual date of loss or, if that is not known, on the date on which such Vessel was last heard of;

(ii) if it consists of a requisitioning for title, at noon Greenwich Mean Time on the date on which the same is expressed to take effect by the person making the same; and

(iii) if it consists of a constructive or compromised or arranged or agreed total loss, at noon Greenwich Mean Time on the date at which notice of abandonment of such Vessel is given to her insurers for the time being or (if her insurers for the time being do not admit the claim for total loss) at the time on which a total loss is subsequently adjudged to have occurred by a competent court or arbitration tribunal or liability in respect thereof as a total loss is admitted by insurers.

1.7      Construction
        In the event of a conflict between any words and expressions defined herein and any words and expressions used in any of the Security Agreements, unless otherwise defined therein, the words and expressions defined herein will prevail for the purpose of the Finance Documents.

Part 2

                                             THE FACILITIES

2.                The Facilities

2.1      Grant of the Facilities
          The Banks grant to the Borrower, upon the terms and subject to the conditions hereof:-

(i) the A Facility being a dollar revolving loan facility in an aggregate amount of $400,000,000 and;

(ii) the B Facility being a dollar revolving loan facility in an aggregate amount of $100,000,000.

2.2      Purpose and Application
(i) The A Facility is intended to enable the Borrower (a) to refinance the outstandings under the Citibank Revolver and the Chase Revolver and (b) to finance part of the purchase price of each New Vessel in an amount of up to $30,000,000 (or, in the case of New Vessel 4 in an amount of up to $25,000,000) on the date of delivery of such New Vessel;

(ii) The B Facility is intended to enable the Borrower to finance part of the purchase price of each Future Vessel on the date of delivery of such Future Vessel (or acquire all the issued shares in a company which itself owns such Future Vessel)

                  and accordingly the Borrower shall apply all amounts raised by it hereunder in or towards such purposes.

2.3      Condition Precedent Documents
        Save as the Banks may otherwise agree the Borrower may not deliver:-

(i) the first Notice of Drawdown hereunder unless the Agent has confirmed to the Borrower that it has received all of the documents listed in Part 1 of the Third Schedule (Condition Precedent Documents) (excepting those documents referred to in paragraphs 6, 7, 15, 16, 17, 18, 19, 20, 22 and 23 thereof which must be received, in form and substance acceptable to the Agent, concurrently with the relevant Advance being made) and that each is, in form and substance, satisfactory to the Agent;

(ii) any Notice of Drawdown which is in connection with the delivery of any New Vessel or Future Vessel unless the Agent (without prejudice to Clause 13.11) has confirmed to the Borrower that:

(a)                     it has received all of the relevant  documents listed in
                        Part 2 of the Third Schedule (Condition Precedent Documents) relating to the New Vessel (or Future Vessel) to which such Facility relates (excepting those documents referred to in paragraphs 7, 8, 9, 10, 11 and 12 of Part 2 of the Third Schedule, which must be received, in form and substance acceptable to the Agent, concurrently with the relevant Advance being made); and

(b) the Borrower has complied with its obligations under Clause 13.8.

(iii)and that each document referred to in (a) and (b) above is in a form and substance satisfactory to the Agent.

2.4      Banks' Obligations Several
        The obligations of each Bank hereunder are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

3.       Utilisation of the Facilities

3.1      Drawdown Conditions
        An Advance will be made by the Banks to the Borrower if:

(i) not more than ten nor less than three business days before the proposed date for the making of such Advance, the Agent has received from the Borrower a Notice of Drawdown therefor, receipt of which shall oblige the Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

(ii) the proposed date for the making of such Advance is a business day falling before the Commitment Termination Date;

(iii) the proposed date for the making of such Advance is not less than five business days after the date upon which the previous Advance (if any) was made hereunder;

(iv) the proposed amount of such Advance is in a minimum amount of $5,000,000 and subject thereto an integral multiple of $1,000,000 which is equal to or less than the amount of the A Available Facility or, as the case may be, the B Available Facility;

(v) there would not, immediately after the making of such Advance, be more than six (6) Advances outstanding;

(vi) following the making of any Advance under the A Facility which increases the amount of the Loan outstanding (other than the first Advance) Loan 1 shall not exceed seventy-five per cent. of the Estimated Value of Security Pool 1; Provided that in relation to an Advance made in respect of the delivery of any New Vessel from the Yard, the Borrower shall be entitled to borrow up to $30,000,000 ($25,000,000, in the case of New Vessel 4) or, if less, up to the Estimated Value of such New Vessel notwithstanding that such Advance may cause such percentage to be exceeded;

(vii) following the making of a B Advance which increases the amount outstanding under the B Facility, Loan 2 shall not exceed seventy five per cent of the Estimated Value of Security Pool 2;

(viii) the proposed Term of such Advance is a period of one, two, three, six or twelve months (or such other periods as may be agreed between the Borrower and the Banks) ending on or before the Final Maturity Date;

(ix) no Event of Default or Potential Event of Default has occurred and the representations set out in Clause 11 (Representations) are true in all material respects on and as of the proposed date for the making of such Advance; and

(x) following the making of a B Advance (and on the basis of the statement which shall have been delivered pursuant to Clause 12.8, if applicable) Leverage shall not be more than 75%.

3.2      Each Bank's Participation
        Each Bank will participate through its Facility Office in each Advance made pursuant to Clause 3.1 (Drawdown Conditions) in the proportion borne by its A Available Commitment to the A Available Facility (in the case of an A Advance) or (in the case of a B Advance) in the proportion borne by its B Available Commitment to the B Available Facility in either case immediately prior to the making of that Advance.

3.3      Reduction of Available Commitment
        If a Bank's A Commitment (or, as the case may be, its B Commitment) is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for an A Advance (or, as the case may be, a B Advance), then the amount of that A Advance (or, as the case may be, that B Advance) shall be reduced accordingly.

3.4 On the second anniversary of the Original Facility Date, the A Commitment of each Bank shall be permanently reduced by the A Available Commitment of such Bank immediately prior to such date and the B Commitment of each Bank shall be permanently reduced by the B Available Commitment of such Bank immediately prior to such date.

3.5 The first Advance hereunder shall be made under the A Facility which shall be used to refinance the outstandings and related expenses under the Citibank Revolver and the Chase Revolver and shall be in an amount of $285,000,000.
Part 3

                                                INTEREST

4.       Payment and Calculation of Interest

4.1      Payment of Interest
        On the Repayment Date relating to each Advance (and, in the case where a Term has a duration exceeding six months, on the last day of the sixth of those months) the Borrower shall pay accrued interest on that Advance.

4.2      Calculation of Interest
        The rate of interest applicable to an Advance from time to time during its Term shall be the rate per annum which is the sum of the applicable Margin 1 (or the applicable Margin 2 in the case of a B Advance) at such time and LIBOR on the Quotation Date therefor.

4.3 For the purposes of determining the amount of accrued interest payable on each Advance on an Interest Payment Date pursuant to Clause 4.1, the Net Leverage (and accordingly the applicable Margin 1, or as the case may be, the applicable Margin 2) shall be assumed to be as disclosed in the most recent financial statements delivered pursuant to Clause 12.1 or Clause 12.2 Provided Always That if, on the basis of the financial statements delivered in respect of the next following Quarter Date (having regard to the proviso to the definition of "Margin 1" and the proviso to the definition of "Margin 2") the Borrower has overpaid (or, as the case may be, underpaid) interest then the amount so overpaid (or, as the case may be, underpaid) shall be deducted from (or, as the case may be, added to) the amount of interest which would otherwise have been payable by the Borrower on the next following Interest Payment Date.
5.       Market Disruption and Alternative Interest Rates

        If, in relation to any Advance for which LIBOR falls to be determined in accordance with the proviso to the definition thereof, the Agent determines that at or about 11.00 a.m. (London time) on the Quotation Date for the Term in respect of such Advance none of the Reference Banks was offering to prime banks in the London Interbank Market deposits in dollars for the proposed duration of such Term then, notwithstanding the provisions of Clause 4 (Payment and Calculation of Interest) the length of the Term of such Advance shall be one month (unless otherwise agreed) and the rate of interest applicable to such Advance from time to time during such Term shall be the rate per annum which is the sum of the applicable Margin 1 (or the applicable Margin 2 in the case of a B Advance) and the arithmetic mean of the respective rates per annum notified to the Agent by each Bank before the last day of the Term to be that which expresses as a percentage rate per annum the cost to it of funding such Advance during such Term from whatever sources such Bank may select (and the Agent shall notify the Borrower accordingly).

Part 4
                           REPAYMENT, REDUCTION, CANCELLATION AND PREPAYMENT

6.       Repayment and Reduction

6.1      Repayment
        The Borrower shall repay each Advance made to it in full on the Repayment Date relating thereto.

6.2      Reduction
(i) subject always to Clause 7.4, on each of the following Reduction Dates the Aggregate Total Commitments shall be permanently reduced to the amounts shown opposite such dates below:-

                  first Reduction Date               $490,000,000

                  second Reduction Date              $480,000,000

                  third Reduction Date               $470,000,000

                  and not less than five business days prior to each Reduction Date referred to above in this Clause 6.2(i) the Borrower shall by notice in writing to the Agent specify whether the relevant reduction on such Reduction Date shall be applied against the Aggregate A Commitment or the Aggregate B
                  Commitment (and in default of such notice, the reduction on the relevant Reduction Date shall be applied against the Aggregate B Commitment);

(ii) subject always to Clause 7.4, and without prejudice to Clause 3.4, on each Reduction Date (other than the Reduction Dates specified in (i) above and the Final Maturity Date), the Aggregate A Commitment shall be permanently reduced by an amount equal to one-twenty-fifth (1/25) of the Aggregate A Commitment as at the second anniversary of the Original Facility Date and the Aggregate B Commitment shall be permanently reduced by an amount equal to one-twenty-fifth (1/25) of the Aggregate B Commitment as at the second anniversary of the Original Facility Date, respectively Provided Always That if, as at the second anniversary of the Original Facility Date, after the application of Clause 3.4, and on the basis of the reductions specified in this Clause 6.2(ii), the sum of the Aggregate A Commitment and the Aggregate B Commitment on the penultimate Reduction Date (the "Balloon") would exceed $150,000,000 then the proportion by which the Aggregate A Commitment and the Aggregate B Commitment would otherwise be reduced on each of the Reduction Dates specified in this Clause 6.2(ii) shall be increased by such amount as shall ensure that the Balloon is equal to $150,000,000 (without prejudice to any further cancellation or deemed cancellation in accordance with the provisions of this Agreement pursuant to which the Balloon would be further reduced); and

(iii) on the Final Maturity Date the Aggregate Total Commitments shall be reduced to zero.

6.3      Rateable Reduction
        Each reduction pursuant to Clause 6.2 of Aggregate A Commitment or, as the case may be, Aggregate B Commitment, shall reduce the Banks' A Commitments or, as the case may be, the Banks' B Commitments, pro rata. In any event the amount of the Facilities shall be reduced to zero on the Final Maturity Date.

6.4      Reduction of Outstandings
        If on any date the Loan exceeds the Aggregate Total Commitments on such date, the Borrower shall repay on such date the amount of the excess and the repayment of such excess shall reduce the principal amount of such Advance or Advances as is or are nominated by the Borrower.

6.5      Prepayment
        The Borrower may, by giving to the Agent not less than fifteen business days' notice to that effect, prepay (without penalty but subject to the Borrower complying with Clause 16.4) the whole or any part of an Advance (being an amount such that such Advance will be reduced by an amount or integral multiple of $5,000,000).

6.6      Reborrowing of Prepayments
        Subject to the other provisions of this Agreement, any prepayment made by the Borrower pursuant to Clause 6.5 shall increase the amount of the A Available Facility or the B Available Facility as the case may be and may be reborrowed in accordance with the provisions of this Agreement.

6.7      No Other Repayments
        The Borrower shall not repay or prepay all or any part of any Advance outstanding hereunder except at the times and in the manner expressly provided herein and, subject to the terms and conditions hereof, shall be entitled to reborrow any amount repaid up to the Available Facilities at such time.

7.       Cancellation

7.1 Cancellation (i) the Borrower may, by giving to the Agent not less than fifteen business days' prior notice to that effect, cancel the whole or any part (being an amount or integral multiple of $5,000,000) of the Aggregate Total Commitments; any such cancellation shall specify the relevant Facility and shall be applied (a) pro rata against the scheduled reductions in the Aggregate A Commitment or Aggregate B Commitment as the case may be, as at each Reduction Date as determined pursuant to Clause 6.2 unless (b), at the time the relevant notice of cancellation is given, the Borrower is in breach of any provision of Clause 13.1, in which case the cancelled amount shall be applied against the relevant Aggregate A Commitment or Aggregate B Commitment as the case may be, as at each Reduction Date as determined pursuant to Clause 6.2 in inverse chronological order.

(ii) any such cancellation shall reduce the relevant A Commitment, or as the case may be, B Commitment, of each Bank rateably. No premium or other compensation shall be payable by the Borrower by reason of such cancellation.

(iii) if the Borrower decides not to exercise or does not exercise its option to purchase New Vessel 4 from the Yard on or before the Option Declaration Date, the Borrower shall forthwith notify the Agent accordingly and an amount of $25,000,000 in respect of the A Facility shall be cancelled automatically with effect from the date that it has elected not to exercise such option or the Option Declaration Date (whichever shall first occur).

7.2      Notice of Cancellation
        Any notice of cancellation given by the Borrower pursuant to Clause 7.1 (Cancellation) shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

7.3      Repayment of a Bank's Share of the Loan
        If any Bank claims indemnification from the Borrower under Clause 8.2 (Tax Indemnity) or Clause 10.1 (Increased Costs), the Borrower may, within thirty days thereafter and by not less than ten business days' prior notice to the Agent (which notice shall be irrevocable), cancel such Bank's Total Commitment whereupon such Bank shall cease to be obliged to participate in further Advances and its Total Commitment shall be reduced to zero.

7.4      Satisfaction of Clause 6.2
        Subject always to Clause 6.4, the reductions in Aggregate Total Commitment, Aggregate A Commitment or Aggregate B Commitment (as the case may be) pursuant to Clause 6.2 (Reduction) shall be deemed to have been satisfied to the extent a cancellation has been effected pursuant to Clause 7.1 (Cancellation) and such cancellation has been applied in accordance with Clause 7.1(i)(a) or Clause 7.1(iii) as the case may be.

Part 5

                                            RISK ALLOCATION

8.                Taxes

8.1      Tax Gross-up
        All payments to be made by the Borrower to any person under any of the Finance Documents shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

8.2      Tax Indemnity
        Without prejudice to the provisions of Clause 8.1 (Tax Gross-up), if any person or the Agent on its behalf is required to make any payment on account of tax (not being a tax imposed on and calculated by reference to the net income paid to and received by its Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) or otherwise on or in relation to any sum received or receivable hereunder by such person or the Agent on its behalf
        (including any sum received or receivable under this Clause 8) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Agent on its behalf, the Borrower shall, upon demand of the Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith Provided that if a Bank or the Agent or the Trustee considers that it is reasonable to do so and that it would not be otherwise prejudiced thereby, it will, prior to instructing the Agent to make a demand under this Clause 8.2, use reasonable endeavours to determine whether any such payment or liability was correctly or legally imposed or asserted or could reasonably be mitigated.

8.3      Claims by Banks
        If a Bank or the Trustee intends to make a claim pursuant to Clause 8.2 (Tax Indemnity) it shall notify the Agent of the event by reason of which it is entitled to do so and provide the Agent with a reasonable written explanation of the basis and calculation of such claim, whereupon the Agent shall notify the Borrower thereof and provide the Borrower with a copy of the explanation and calculation which it has received from such Bank or the Trustee Provided that nothing herein shall require any Bank or the Trustee to disclose any confidential information relating to the organisation of its affairs.

9.       Tax Receipts and Credits

9.1      Notification of Requirement to Deduct Tax
        If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it under any of the Finance Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the Agent, whereupon the Agent shall notify the Banks and the Trustee accordingly.

9.2      Evidence of Payment of Tax
        If the Borrower makes any payment under any of the Finance Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has received the same an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

9.3      Tax Credits
        In the event that an additional payment is made under Clause 8.2 (Tax Indemnity) and the person for whose benefit such payment is made, in its sole opinion, determines that it has received or been granted a credit against relief or remission for, or repayment of, any relevant tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to the relevant payment or liability, such person shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such person shall, in its sole opinion, have concluded to be attributable to the relevant payment or liability. Any such payment shall be conclusive evidence of the amount due to the Borrower hereunder and shall be accepted by the Borrower in full and final settlement of its rights of reimbursement hereunder in respect of the relevant payment or liability. Nothing herein contained shall interfere with the right of the Agent or any Bank to arrange its tax affairs in whatever manner it thinks fit and, in particular, neither the Agent nor any Bank shall be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of the relevant payment or liability in priority to any other claims, reliefs, credits or deductions available to it. Any such reimbursement to be made by a Bank pursuant to this Clause 9.3 (Tax Credits) shall be made as soon as possible after such credit or remission or repayment has, in the reasonable opinion of such Bank, been received or granted.

10.

Changes in Circumstances

10.1     Increased Costs
        If, by reason of (i) any change in law or in its interpretation or administration coming into effect after the Original Facility Date and/or (ii) compliance with any Capital Adequacy Requirement or any other request from or requirement of any central bank or other fiscal, monetary or other authority coming into effect after the Original Facility Date compliance with which is obligatory or customary for such
        Bank:

(i) a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of Advances) under this Agreement;

(ii) a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of Advances) under this Agreement;

(iii) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the loans comprised in a class of loans formed by or including such Bank's share of the Advances; or

(iv) a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on and calculated by reference to the net income paid to and received by such Bank's Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) on or calculated by reference to the amount of such Bank's share of the Advances and/or to any sum received or receivable by it hereunder, then the Borrower shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of that Bank amounts sufficient to hold harmless and indemnify that Bank or such Bank's holding company from and against, as the case may be, (1) such reduction in the rate of return on its overall capital, (2) such cost, (3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its participating in the funding or maintaining of Advances) or (4) such liability. No claim shall be made by any Bank under this Clause 10.1 (Increased Costs) in respect of any increased cost which arises out of a change to applicable law or regulation affecting that Bank which has been issued prior to the date of the first drawdown hereunder and compliance with which by that Bank is commercially reasonable (including, without limitation, any reduction in return or increased cost which arises as a consequence of any law or directive implementing the Basle Paper in the manner in which it is being implemented at the Original Facility Date).


10.2     Increased Costs Claims
        A Bank intending to make a claim pursuant to Clause 10.1 (Increased Costs) shall as soon as reasonably practicable after becoming aware of the circumstance which would give rise to such a claim notify the Agent of the event by reason of which it is entitled to do so and provide the Agent with a reasonable written explanation of the basis and calculation of such claim, whereupon the Agent shall promptly notify the Borrower thereof and provide the Borrower with a copy of the explanation and calculation which it has received from such Bank or Trustee Provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

10.3     Illegality
        If, at any time:

(i) it is unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a notice to that effect and:

(a) such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Total Commitment shall be immediately reduced to zero; and

(b) if the Agent on behalf of such Bank so requires, the Borrower shall on such date as the Agent shall have specified repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder; or

(ii) it is or will become unlawful for the Borrower to perform or comply with any or all of its obligations under any Finance Document or any of the obligations of the Borrower under any Finance Document are not or will cease to be legal valid and binding, the Agent may by notice to the Borrower require the Borrower to enter into negotiations with a view to amending the terms of such Finance Document in such a way as to ensure that the Borrower's obligations thereunder remain substantially the same but are lawful or, as the case may be, legal, valid and binding; if within thirty days following any such notice from the Agent such Finance Document shall not have been so amended, the Borrower shall, on such date as the Agent may require, repay the Loan together with accrued interest thereon and any other sums then due from the Borrower hereunder.

10.4     Mitigation
        If circumstances arise which would (or would upon the giving of notice) result in:

(i) the reduction of a Bank's Total Commitment pursuant to Clause 10.3 (Illegality) ;

(ii) the prepayment of a Bank's share of an Advance pursuant to Clause 10.3 (Illegality);

(iii) an increase in the amount of any payment to be made to or for account of any Bank pursuant to Clause 8.1(Tax Gross-up); or

(iv) a claim by any Bank for indemnification pursuant to Clause 8.2 (Tax Indemnity) or a claim by any Bank for indemnification pursuant to Clause 10.1 (Increased Costs),

        then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under any of the Clauses referred to above, that Bank shall, in consultation with the Borrower and the Agent on behalf of the Banks, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances, including by transferring its Facility Office to another jurisdiction or by assigning its rights hereunder to another financial institution approved by the Borrower Provided that no Bank shall have any obligation to transfer its Facility Office or assign its rights hereunder as aforesaid if it is of the opinion that to do so would or might have an adverse effect on its business, operations or financial condition.

Part 6
                            REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

11.      Representations

        Subject to any reservations and/or qualifications as to matter of law which may be made in the legal opinions referred to in paragraphs 6, 7 and 16 of Part 1 and paragraph 8 of Part 2 of the Third Schedule, the Borrower represents that:

(i) Status and Due Authorisation It is a corporation duly organised under the laws of Bermuda with power to enter into the Finance Documents and to exercise its rights and perform its obligations under the Finance Documents and all corporate and other action required to authorise its execution of the Finance Documents and its performance of its obligations thereunder has been duly taken.

(ii) No Deductions or Withholding Under the laws of Bermuda in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under any of the Finance Documents.

(iii) Claims Pari Passu (Without prejudice to the security to be constituted by or pursuant to the Security Agreements) under the laws of Bermuda in force at the date hereof, its indebtedness hereunder will, to the extent that it exceeds the realised value of the security therefor, rank at least pari passu with all its other unsecured indebtedness save that which is preferred solely by any bankruptcy, insolvency or other similar laws of general application.

(iv) No Immunity In any proceedings taken in Bermuda in relation to any of the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

(v) Governing Law and Judgments In any proceedings taken in Bermuda in relation to any of the Finance Documents in which there is an express choice of the law of a particular country as the governing law thereof that choice of law and any judgment obtained in that country will be recognised and enforced.

(vi) Validity and Admissibility in Evidence As at the date hereof all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents, (b) to ensure that the obligations expressed to be assumed by it in the Finance Documents are legal, valid and binding and (c) to make the Finance Documents admissible in evidence in Bermuda have been done, fulfilled and performed.

(vii) No Filing or Stamp Taxes Under the laws of Bermuda in force at the date hereof, it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in Bermuda other than the Registrar of Companies or that any stamp, registration or similar tax be paid on or in relation to any of the Finance Documents.

(viii) Binding Obligations The obligations expressed to be assumed by it in the Finance Documents are legal and valid obligations binding on it in accordance with the terms of the Finance Documents.

        The Borrower further represents that:

(ix) No Winding-up No member of the Borrower's Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Borrower's knowledge and belief) threatened against any member of the Borrower's Group for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.

(x) No Material Defaults No member of the Borrower's Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on the business or financial condition of the Borrower's Group as a whole.

(xi) No Material Proceedings No action or administrative proceeding of or before any court or agency which is not covered by insurance or which might have a material adverse effect on the business or financial condition of any member of the Borrower's Group has been started or is reasonably likely to be started.

(xii) Original Consolidated Financial Statements The Original Consolidated Financial Statements were prepared in accordance with US GAAP and give (in conjunction with the notes thereto) a true and fair view of the financial condition of the Borrower's Group at the date as of which they were prepared and the results of the Borrower's Group's operations during the financial year then ended.

(xiii) No Material Adverse Change Since publication of the third quarter results for 1998, there has been no material adverse change in the business or financial condition of any member of the Borrower's Group.

(xiv) No Undisclosed Liabilities As at the date as of which the Original Consolidated Financial Statements were prepared no member of the Borrower's Group had any liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against (other than pursuant to the Soponata - Bona Guarantee).

(xv) No Obligation to Create Security Its execution of this Agreement and its exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige any member of the Borrower's Group to create any encumbrance over all or any of its present or future revenues or assets, other than pursuant to the Finance Documents.

(xvi)             Execution  of this  Agreement  Its  execution  of the  Finance
                  Documents and its exercise of its rights and performance of its obligations under any of the Finance Documents do not constitute and will not result in any breach of any agreement or treaty to which the Borrower is a party.

(xvii) Year 2000 Problem The Borrower believes (having made reasonable enquiry) that the Year 2000 Problem (that is, the risk that any computer hardware or software used by any member of the Borrower's Group may be unable to recognise and perform properly any date-sensitive functions involving a date before, on, or after 31 December 1999) will not have a material adverse effect on its ability to perform its obligations under this Agreement.

(xviii) Money Laundering Any borrowing by it hereunder, and the performance of its obligations hereunder and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

12.      Financial Information

12.1     Annual Statements
        The Borrower shall as soon as the same become available, but in any event within 180 days after the end of its financial years, deliver to the Agent in sufficient copies for the Banks its consolidated and (if requested by the Agent) unconsolidated financial statements for such financial year.

12.2     Quarterly Statements
        The Borrower shall as soon as the same become available, but in any event within 60 days after the end of each quarterly accounting period in each of its financial years, deliver to the Agent in sufficient copies for the Banks its consolidated and (if requested by the Agent) unconsolidated financial statements for such period.

12.3     Other Financial Information
        The Borrower shall from time to time promptly on the request of the Agent, furnish the Agent with such information about the business and financial condition of itself and the Borrower's Group as the Agent may reasonably require.

12.4     Any Communication
        The Borrower shall as and when it despatches any communication to its shareholders deliver to the Agent copies thereof in sufficient copies for the Banks.

12.5    Requirements as to Financial Statements The Borrower shall ensure that:

(i) each set of financial statements delivered by it pursuant to this Clause 12 is prepared on the same basis as was used in the preparation of the Original Consolidated Financial Statements and in accordance with US GAAP and consistently applied;

(ii) each set of financial statements delivered by it pursuant to this Clause 12 is certified by a duly authorised officer of the Borrower as giving a true and fair view of its financial condition or, as the case may be, the financial condition of the Borrower's Group as at the end of the period to which those financial statements relate and of the results of its operations or, as the case may be, the Borrower's Group during such period; and

(iii) each set of financial statements delivered by it pursuant to Clause 12.1 (Annual Statements) has been audited by an internationally recognised firm of independent auditors qualified to audit accounts in accordance with US GAAP.

12.6     Estimated Value of Vessels and of Borrower's Group's Fleet
        The Borrower shall (a) within thirty days of each Quarter Date, and (b) not less than five business days prior to the proposed date for the making of any B Advance deliver to the Agent:

(i) a summary showing the estimates of the Market Value of each of the Vessels, and each of the other vessels in the Borrower's Group's fleet, made by at least three recognised and independent valuers acceptable to the Agent as at such Quarter Date (or, as the case may be, as at a date not more than thirty days prior to the proposed date for the making of such B Advance),

(ii) a written estimate of the value of any other asset in each Security Pool prepared (by a recognised and independent valuer acceptable to the Agent) on the basis established when such asset was introduced to such Security Pool, each such estimate to be provided at the sole cost of the Borrower Provided Always That if valuations have been supplied pursuant to Clause 12.6(i) and the proposed date for the making of such B Advance falls less than 30 days after the Quarter Date in respect of which such valuations were prepared, then the Borrower shall be obliged to comply with Clause 12.6(ii) in respect of such B Advance only if the Agent so requires.

12.7     Statement of Free Cash, Current Ratio and Leverage
        On each date on which it delivers its consolidated and unconsolidated financial statements pursuant to Clause 12.1 (Annual Statements) and
        12.2 (Quarterly Statements), the Borrower shall deliver to the Agent a statement showing the level of Free Cash, the Current Ratio and Leverage as at such date, such statement to contain full details of how the same were determined (if different from the method of the determination used in the preparation of the previous such statement) and, in the case of Leverage, to be based on the estimates of the Market Values of the Vessels and each of the other vessels in the Borrower's Group's fleet delivered at the same time as the Borrower's most recent consolidated financial statements.

12.8     Statement of Leverage
        On any date on which the Borrower delivers the estimates required to be supplied pursuant to Clause 12.6(ii) in relation to a B Advance, the Borrower shall also deliver to the Agent a statement showing the level of Leverage as at such date (such statement of Leverage to be based on the estimates of the Market Values of the Vessels so delivered pursuant to Clause 12.6 (ii).

13.      Financial Condition and Security

13.1     Financial Condition of the Borrower's Group
        The Borrower shall ensure that at all times the consolidated financial condition of the Borrower's Group, as evidenced by the Borrower's then most recent consolidated financial statements shall be such that:

(i)      Free Cash is at least $25,000,000 (without prejudice to Clause 13.4);
(ii)     the Current Ratio is at least 1:1; and

(iii)Leverage is not more than 75% (or, if the Current Ratio is less than 2:1, not more than 66.7%),

        Provided that if the Borrower changes its accounting policies from those adopted in its annual report for the year ended 31 December, 1997 or from US GAAP generally, the Agent, following consultation with the Borrower and acting on the instructions of the Banks, may by notice to the Borrower specify an alternative to any of the requirements specified in paragraphs (ii) and (iii) above which is logical having regard to the changes in accounting policies that have occurred, in which event the Borrower shall be obliged to ensure that at all times thereafter the consolidated financial condition of the Borrower's Group, as evidenced by the Borrower's then most recent consolidated financial statements, is such as to meet the alternative requirement so specified

        And Provided Further That if :

(iv) any member of the Parent's Group (for the purposes of this proviso a "guarantor") shall have provided, in favour of the Trustee, a guarantee of the Borrower's obligations hereunder; and

(v) such guarantee is secured by a first priority or first preferred mortgage in favour of the Trustee over a vessel owned by such guarantor (together with a first priority assignment of her insurances and earnings), such guarantee, mortgage and other security documents being in form and substance satisfactory to the Agent and consistent (so far as applicable) with the form of the then existing Security Agreements (and recourse against such guarantor under such guarantee may be limited to such mortgage and other security documents); and

(vi) such  vessel  shall  have  been   approved  by  the  Agent  acting  on  the
     instructions of an Instructing Group

        then, in calculating the Total Assets (and therefore the Leverage) for the purposes of this Agreement there shall be deemed to be included, in the value of Total Assets, the Market Value of any such vessel. Such vessel shall, for the purposes of this Agreement, be a "Vessel" as defined.

13.2     Remedy by Parent of Breaches of Financial Covenants
        If the Parent or any other member of the Parent's Group has made available any loan to, or has made an equity contribution in, any member of the Borrower's Group and a group of Banks comprising an Instructing Group determines in its discretion that the Borrower would otherwise be in breach of any of the provisions of Clause 13.1, then the Borrower shall ensure that the proceeds of such loan or equity contribution (and whether such proceeds are cash or assets (including without limitation vessels)) are secured in favour of the Trustee by way of additional security for the Borrower's obligations hereunder, pursuant to security documents in form and substance satisfactory to the Agent and (in the case of security over vessels) consistent with the form of the then existing Security Agreements.

13.3     Release of Additional Security
        If, on the basis of the Borrower's most recent consolidated financial statements delivered pursuant to Clause 12.1 or, as the case may be, Clause 12.2,

(i) the Borrower is in compliance with each of the covenants assumed by it in Clause 13.1 and 13.4; and

(ii) the Trustee has previously been supplied with additional security pursuant to Clause 13.1 or 13.2,

        then the Borrower may by written notice to the Trustee request that such additional security be released, whereupon, provided no Event of Default or Potential Event of Default shall have occurred and be continuing, and the Borrower would thereafter still be in compliance with all its other obligations under this Agreement, the Trustee shall promptly procure that such additional security is released at the cost of the Borrower if the Borrower would thereafter still be in compliance with such covenants assumed by it in Clause 13.1 and 13.4, but on the assumption that the value of such additional security were disregarded in the computation of the Borrower's Free Cash, Current Assets, and Total Assets. For the purpose of this Clause 13.3, the value of such additional security shall be as determined by the Agent, acting reasonably, in the case of additional security other than vessels and shall be determined on the basis of the most recent estimates of Market Value supplied pursuant to Clause 12.6, in the case of additional security constituting security over vessels.

13.4     Free Cash Shortfall
        If, on the basis of the Borrower's most recent consolidated financial statements delivered pursuant to Clause 12.1 or, as the case may be, Clause 12.2, the aggregate of

(i)      Free Cash; and

(ii) the value of any additional security previously supplied to the Trustee pursuant to this Clause 13.4 (such value to be as determined on the basis of the most recent estimates of Market Value supplied pursuant to Clause 12.6)

        is less than the greater of

(iii)                                       $75,000,000   x  (balance   of  Loan
                                            outstanding) ; and (375,000,000)
(iv)     $25,000,000

                  (the amount by which the aggregate of Free Cash and the amount referred to in (ii) above is less than the greater of (iii) and (iv) above being the "Shortfall"), then, within ten business days of receipt by the Borrower of written notice from the Trustee to such effect, the Borrower shall provide the Trustee additional security for the Borrower's obligations under the Finance Documents over such vessel or vessels as shall have previously been approved by the Trustee acting on the instructions of an Instructing Group, such additional security to be provided pursuant to security documents in form and substance satisfactory to the Trustee and consistent with the form of the then existing Security Agreements.

13.5     Release of Security for Free Cash Shortfall
        If, on the basis of the Borrower's most recent consolidated financial statements delivered pursuant to Clause 12.1 or, as the case may be, Clause 12.2, the aggregate of Free Cash and the value of the additional security referred to in paragraph 13.4(ii) above exceeds the amount determined pursuant to paragraph 13.4(iii) or (iv), as the case may be, and the Borrower has previously, pursuant to Clause 13.4, provided the Trustee with additional security as referred to therein, then the Borrower may by written notice to the Trustee, request that such additional security be released, whereupon (provided no Event of Default or Potential Event of Default shall have occurred and be continuing and the Borrower would thereafter still be in compliance with all its other obligations under this Agreement (including, without limitation Clause
        13.1 and 13.4)) the Trustee shall promptly procure that the same is released at the cost of the Borrower.

13.6     Loss or Sale of Vessel
        If:-

(i)               any Vessel shall become a total loss; or

(ii)              any Vessel shall be sold,

        then the Borrower shall within the period prescribed by Clause 13.7 (Time Periods) at the Borrower's option:

(a) prepay a portion of Loan 1 or, if such Vessel forms part of the Security Pool 2, Loan 2 and/or

(b) provide to the Trustee additional security for its obligations under the Finance Documents by way of an encumbrance over dollar deposits and/or certificates of deposit made by the Borrower with or, as the case may be, issued in favour of the Borrower by a bank or financial institution acceptable to the Agent, such encumbrance to be created pursuant to a security document in form and substance satisfactory to the Agent; and/or

(c) provide to the Trustee additional security for the Borrower's obligations under the Finance Documents over such vessel or vessels as shall have previously been approved by the Agent acting on the instructions of an Instructing Group, such approval not to be unreasonably withheld in the case of vessel(s) of a type and size substantially comparable to the other Vessels, such additional security to be provided pursuant to security documents in form and substance satisfactory to the Agent and consistent with the form of the then existing Security Agreements to the extent necessary to ensure that the Cover Ratio in respect of the A Facility or, as the case may be, the B Facility is restored to the level at which it was immediately before the occurrence of such total loss or, as the case may be, the date of completion of such sale Provided That a prepayment pursuant to Clause 13.6(a) shall be deemed also to be a cancellation pursuant to Clause 7.1 (Cancellation) of the A Facility, or, as the case may be, the B Facility, in the amount prepaid.

13.7     Time Periods
        For the purposes of Clause 13.6 (Loss or Sale of Vessel) the period in which the Borrower shall be obliged to do the things specified in Clause
        13.6 (Loss or Sale of Vessel) shall be:

(i) where Clause 13.6(i) applies, on the earlier of the last day of the Term of any current Advance during which the requisition compensation or insurance proceeds in respect of the relevant total loss were received and the date which falls three months after the date of such total loss; and

(ii) where Clause 13.6(ii) applies, on the date of the completion of the sale of the relevant Vessel.

13.8     Advances for New Vessels or Future Vessels
        If the Borrower draws down any Advance to assist in financing or refinancing the purchase price of any New Vessel or Future Vessel, as the case may be, on its delivery to the Borrower, the Borrower undertakes that on or before the date of delivery of such New Vessel or Future Vessel, as the case may be, it will deliver to the Agent each of the documents specified in Part 2 of the Third Schedule in relation to such New Vessel, or Future Vessel, as the case may be, each such document to be in such form and to be executed and delivered in such manner as the Agent may reasonably require and as may be necessary to ensure that any Security Agreement comprised therein provides effective security for the performance by the Borrower of its obligations hereunder Provided that if the Borrower does not draw down an Advance to assist in financing or refinancing the purchase price of a New Vessel within six months of the contractual delivery date in respect of such New Vessel, (or, with the consent of the Agent, such consent not to be unreasonably withheld or delayed, such longer period as the Borrower may request, and having regard to any wish on the part of the Borrower not to rescind the relevant building contract with the Yard) the provisions of this Clause 13.8 (Advances for New Vessels or Future Vessels) shall not apply and at the expiry of such six month period (or such longer period as the case may be) the Aggregate A Commitment shall be permanently reduced by $30,000,000 (or, in the case of New Vessel 4, by $25,000,000), the A Commitment of each Bank being reduced pro rata.

13.9     Independent Valuation of New Vessels at Delivery
        For the purpose of Clause 3.1(vi), and in respect of an Advance made in respect of the delivery of a New Vessel, the Borrower shall, if the Agent requires, procure that there shall have been furnished to the Agent a summary showing the estimates of the Market Value of such Vessel as at the expected delivery date prepared by at least three recognised and independent valuers acceptable to the Agent (such estimates to be dated no earlier than 30 days before such expected delivery date) and for the purposes of Clause 3.1(vi) the Estimated Value of such New Vessel shall be the average of such estimates.

13.10    Average Age of Vessels
        If at any time the Average Age of the Vessels is more than fifteen years the Borrower shall, within thirty business days (or such longer period as the Agent, acting on the instructions of an Instructing Group, may agree) after such has become the case, either (i) provide to the Trustee substitute security for the Borrower's obligations under the Finance Documents over such other newer vessel or vessels as shall have previously been approved by the Agent acting on the instructions of an Instructing Group (or, if such vessel(s) shall not be vessel(s) currently in the Borrower's Group's fleet, approved by the Agent acting on the instructions of the Instructing Group, such approval not to be unreasonably withheld in the case of vessel(s) of a type and size comparable to vessel(s) currently in the Borrower's Group's fleet), such substitute security to be provided in place of the security over such Vessel or Vessels as the Borrower may select pursuant to security documents in form and substance satisfactory to the Agent and consistent with the form of the then existing Security Agreements or (ii) request the Security Trustee to release a Vessel or Vessels from the Security Agreements applicable thereto and thereby bring the Average Age of Vessels to fifteen years or below, which release the Security Trustee shall promptly effect after whatever prepayment pursuant to Clause 6.5 (Prepayment), or cancellation pursuant to Clause 7.1 (Cancellation), is necessary to ensure that after such release, the Cover Ratio will be what it was immediately before such release Provided Always That any such prepayment shall be deemed also to be a cancellation pursuant to Clause 7.1 (Cancellation) of the A Facility (or, if such Vessel forms part of Security Pool 2, the B Facility), in the amount prepaid.

13.11    Future Vessels
        A proposal for the inclusion of a Future Vessel (or all the issued shares in a company which itself owns such Future Vessel) in Security Pool 2 shall be communicated in writing to the Agent by the Borrower and acceptance of such proposal shall be subject to the approval of (and to any conditions imposed by) an Instructing Group. Each Bank shall use its reasonable endeavours to indicate its approval or otherwise to such a proposal within 10 days of receipt by the Agent thereof from the Borrower.

14.      Covenants

        The Borrower shall for so long as the Available Facilities exist hereunder or the Borrower remains under any liability hereunder observe the following covenants:

(i) Maintenance of Legal Validity The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of Bermuda and all other applicable jurisdictions to enable it lawfully to enter into and perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in Bermuda and all other applicable jurisdictions of the Finance Documents.

(ii) Notification of Events of Default The Borrower shall promptly, upon becoming aware of the same, inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred.

(iii) Claims Pari Passu The Borrower shall ensure that at all times the claims of the Agent, the Arrangers and the Banks against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

(iv) Management of Vessels The Borrower shall ensure that the Vessels (other than "Bona Fair") are at all times technically and commercially managed by Bona Shipping AS or any other subsidiary of the Borrower or of Teekay Shipping Corporation.

(v) Classification The Borrower shall ensure that the Vessels maintain the highest class with Det norske Veritas or, as the case may be, the Lloyds Register or such other classification society as is acceptable to the Agent.

(vi) Indebtedness for Borrowed Money The Borrower shall procure that, save pursuant to (a) this Agreement (b) the Soponata-Bona Guarantee (c) the Existing Swaps and (d) its obligations to make future capital contributions to Bona Fortuna K/S and Bona Freighter K/S if and when called upon to do so, neither it nor any of its subsidiaries shall incur any indebtedness for borrowed money Provided Always that the Borrower may incur indebtedness for borrowed money to the Parent or any other member of the Parent's Group provided that such indebtedness is subordinated to the Borrower's obligations hereunder in terms satisfactory to the Agent acting on the instructions of an Instructing Group and provided further that the Borrower may incur indebtedness for borrowed money to any person not being a member of the Parent's Group and otherwise than pursuant to the foregoing paragraphs (a) to (d) inclusive provided that such indebtedness does not exceed $5,000,000 in aggregate.

(vii) No Charters in The Borrower shall not, and shall procure that each of its subsidiaries shall not, charter in any vessel, whether on time, bareboat or voyage charter.

(viii) Negative Pledge The Borrower shall not (other than pursuant to, or as permitted by, the Security Agreements), and shall procure that each of its subsidiaries shall not, create, or permit to subsist, any encumbrance over all or any part of its present or future revenues or assets.

(ix) Consolidation The Borrower shall not merge or consolidate with any other entity except where the Borrower is the only surviving entity.

(x) Registration The Borrower shall ensure that all the Vessels are registered in Liberia, Bahamas, NIS or (with the consent of the Agent, not to be unreasonably withheld or delayed) any other international ship register.

(xi) ISM Compliance The Borrower shall comply (and procure that the manager of any Vessel not managed by the Borrower complies) with the ISM Code or any replacement thereof and in particular (without prejudice to the generality of the foregoing) ensure that it holds (or procure that the manager of any Vessel not managed by the Borrower holds) a valid and current Document of Compliance issued pursuant to the ISM Code and a valid and current Safety Management Certificate issued to each Vessel pursuant to the ISM Code; the Borrower shall, promptly upon request from the Agent, supply the Agent with copies of the foregoing documents.

(xii) Restriction on Charters The Borrower shall not charter any Vessel to any member of the Parent's Group or to any Affiliate.

15.      Events of Default

        If:

(i) Failure to Pay the Borrower fails to pay any amount of principal due from it hereunder at the time, in the currency and in the manner specified herein or, in the case of any sum due from it hereunder other than principal, the Borrower fails to pay such sum and such failure continues unremedied for five business days or, in the case of sums payable on demand, ten business days after demand has been duly made on the Borrower;

(ii) Misrepresentation any representation or statement made by any Finance Party in any Finance Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made;

(iii) Specific Covenants (a) the Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 14 (iv) (Management of Vessels), Clause 14 (vi) (Indebtedness for Borrowed Money), Clause 14
                    (ix) (Consolidation) or Clause 14(ix) (Registration) or (b) the Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 14(i) (Maintenance of Legal Validity), Clause 14(ii) (Notification of Events of Default), Clause 14(iii) (Claims Pari Passu) or Clause 14(v) (Classification) and such failure is not remedied within thirty days after the Agent has given notice thereof to the Borrower or (c) the Guarantor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 5 of the Guarantee or (d) the Guarantor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 6 of the Guarantee and such failure is not remedied within 30 days after the Agent has given written notice thereof to the Guarantor;

(iv)              Financial  Condition  at any time any of the  requirements  of
                  Clause  13   (Financial   Condition   and  Security)  are  not
                  satisfied;

(v) Other Obligations the Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in any Finance Document and such failure is not remedied within thirty days after the Agent has given notice thereof to the Borrower;

(vi) Cross Default (a) any indebtedness of the Parent, any Material Subsidiary, or any Affiliate is not paid when due (or within any applicable grace period applicable thereto) or any indebtedness of the Parent, any Material Subsidiary, or any Affiliate is declared to be or otherwise becomes due and payable prior to its specified maturity and (b) the aggregate of all such unpaid or accelerated indebtedness referred to in
                  (a) above exceeds $5,000,000 or its equivalent in any other currency;

(vii) Insolvency and Rescheduling the Parent, any Material Subsidiary, or any Affiliate is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of its creditors or a composition with its creditors;

(viii) Winding-up (otherwise than for the purposes of a reconstruction on terms previously approved by the Agent acting on the instructions of an Instructing Group) the Parent, any Material Subsidiary, or any Affiliate takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets;

(ix) Execution or Distress (a) any execution or distress for an aggregate amount of $5,000,000 (or its equivalent) in any other currency is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any member of the Parent's Group or any Affiliate (other than any execution or distress which is being contested in good faith and which is either discharged within thirty days or in respect of which adequate security has been provided within thirty days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released), or (b) any member of the Parent's Group or any Affiliate fails (within thirty days of being obliged to do so) to comply with or pay any sum for an aggregate amount in excess of $5,000,000 (or its equivalent in any other currency) due from it under any final judgment (being one against which there is no appeal or if a right of appeal exists, the time limit for making such appeal has expired) or any final order (being one against which there is no appeal or if a right of appeal exists, the time limit for making such appeal has expired) made or given by any court of competent jurisdiction;

(x) Governmental Intervention by or under the authority of any government, (a) the management of the Parent or any Material Subsidiary is wholly or partially displaced or the authority of the Parent or any Material Subsidiary in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of the Parent or any Material Subsidiary or the whole or any part (the market value of which is ten per cent. or more of the market value of the whole) of the Parent or any Material Subsidiary's revenues or assets are seized, nationalised, expropriated or compulsorily acquired;

(xi)              Insurance   the  Borrower   fails  to  insure  any  Vessel  in
                  accordance with the requirements of any Security Agreement relating thereto;

(xii) Repudiation any Finance Party repudiates any Finance Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate any such Finance Document;

(xiii)                Validity and Admissibility at any time any act,  condition or thing required to be done, fulfilled or performed in order (a) to enable any Finance Party lawfully to enter into, exercise its rights under and perform the respective obligations expressed to be assumed by it in the Finance Documents, (b) to ensure that the obligations expressed to be assumed by the Finance Parties in the Finance Documents are legal, valid and binding or (c) to make the Finance Documents admissible in evidence in any applicable jurisdiction is not done, fulfilled or performed within thirty days after notification from the Agent to the Borrower requiring the same to be done, fulfilled or performed;

(xiv) Illegality at any time it is or becomes unlawful for any Finance Party to perform or comply with any or all of its obligations under the Finance Documents to which it is a party or any of the obligations of the relevant Finance Party hereunder are not or cease to be legal, valid and binding and such illegality is not remedied or mitigated to the satisfaction of the Agent within thirty days after the Agent has given notice thereof to the Borrower;

(xv) Material Adverse Change at any time there shall occur a change in the financial condition of any Finance Party or any Material Subsidiary which materially impairs such Finance Party's ability to discharge its obligations under the Finance Documents to which it is a party in the manner provided therein;

(xvi) Ownership of Borrower The Parent ceases to own beneficially one hundred per cent. of the issued shares of the Borrower; or
(xvii)            Ownership  of Parent  at any time  more  than  fifty per cent.
                  (50%) of the issued shares of the Parent shall be beneficially owned (whether directly or indirectly) by any one person or any group or persons acting in concert (other than Cirrus Trust, JTK Trust or any successor thereto)

                  then, and in any such case and at any time thereafter (if such Event of Default is continuing), the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

(a) declare the Loan to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Loan to be due and payable on demand of the Agent; and/or

(b) declare that the Available Facilities shall be cancelled, whereupon the same shall be cancelled and the amount of each Bank's Total Commitment shall be reduced to zero

                  Provided Always That for the purposes of a declaration under Clause 15(a) or 15(b) in relation only to the Event of Default referred to in Clause 15(xvii) (Ownership of Parent), the definition of "Instructing Group" shall be construed as if the expression "66 2/3 per cent" were replaced by the expression "50 per cent" wherever it occurs.

15.1 If, pursuant to Clause 15, the Agent declares the Loan to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:


(i) call for repayment of the Loan on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

(ii) select as the duration of any Term relating to an Advance which begins whilst such declaration remains in effect a period of six months or less.



Part 7

                                     DEFAULT INTEREST AND INDEMNITY

16.      Default Interest and Indemnity

16.1     Default Interest Periods
        If any sum due and payable by the Borrower hereunder is not paid on the due date therefor in accordance with the provisions of Clause 18 (Payments) or if any sum due and payable by the Borrower under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 16) be selected by the Agent.

16.2     Default Interest
        During each such period relating thereto as is mentioned in Clause 16.1 (Default Interest Periods) an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two per cent., the applicable Margin 1 (or the applicable Margin 2, in the case of a B Advance) at such time, and LIBOR on the Quotation Date therefor Provided that:

(i) if in relation to any such period LIBOR falls to be determined in accordance with the proviso to the definition thereof and none of the Reference Banks was offering dollar deposits for the requisite period, the rate of interest applicable to such unpaid sum during such period shall be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty-second of one per cent.) of the rates notified by each Bank to the Agent before the last day of such period to be those which express as a percentage rate per annum the cost to it of funding from whatever source it may select its portion of such unpaid sum for such period; and

(ii) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto during such period shall be that which exceeds by two per cent. the rate which would have been applicable to it had it not so fallen due.

16.3     Payment of Default Interest
        Any interest which shall have accrued under Clause 16.2 (Default Interest) in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other dates as the Agent may specify by written notice to the Borrower.

16.4     Broken Periods
        If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance otherwise than on the last day of the Term thereof, the Borrower shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof exceeds (b) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of the Term thereof in respect of a dollar deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of the Term thereof.

16.5     Borrower's Indemnity
        The Borrower undertakes to indemnify:

(i) each of the Agent, the Arrangers, the Banks and the Trustee against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may reasonably sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Finance Party in the performance of any of the obligations expressed to be assumed by it in any of the Finance Documents; and

(ii) each Bank against any loss it may suffer or reasonably incur as a result of its funding or making arrangements to fund its portion of an Advance requested by the Borrower hereunder but not made by reason of the operation of any one or more of the provisions hereof (but excluding any loss arising by reason of that Bank's default).

        Each claim for an indemnity from the Borrower under this Clause shall be accompanied by a written explanation supporting such claim.

16.6     Unpaid Sums as Advances
        Any unpaid sum shall (for the purposes of this Clause 16 (Default Interest and Indemnity) and Clause 10.1 (Increased Costs)) be treated as an advance and accordingly in this Clause 16 and Clause 10.1 (Increased Costs)) the term "Advance" includes any unpaid sum and "Term", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 16.1 (Default Interest Periods).

Part 8

                                                PAYMENTS

17.      Currency of Account and Payment

17.1     Currency of Account
        The dollar is the currency of account and payment for each and every sum at any time due from the Borrower hereunder Provided that:

(i) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

(ii)              each payment  pursuant to Clause 8.2 (Tax Indemnity) or Clause
                  10.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder.

17.2     Currency Indemnity
        If any sum due from the Borrower under any Finance Document or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

18.      Payments

18.1     Payments to the Agent
        On each date on which this Agreement requires an amount denominated in dollars to be paid by the Borrower or any of the Banks hereunder, the Borrower or, as the case may be, such Bank shall make the same available to the Agent by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to Citibank, N.A., New York for further account Citibank International plc account number 10963054 (or such other account or bank as the Agent may have specified for this purpose).


18.2     Alternative Payment Arrangements
        If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for the Borrower to make any payments hereunder in the manner specified in Clause 18.1 (Payments to the Agent), then the Borrower may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder Provided that, in the absence of any such agreement with any Bank, the Borrower shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement the Borrower and such Bank shall immediately notify the Agent thereof and shall thereafter promptly notify the Agent of all payments made direct to such Bank.

18.3     Payments by the Agent
        Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Clause 18.1 (Payments to the Agent) shall:

(i) in the case of a payment received for the account of the Borrower, be made available by the Agent to the Borrower by application:

(a) first, in or towards payment the same day of any amount then due from the Borrower hereunder to the person from whom the amount was so received; and

(b) secondly, in or towards payment the same day to the account of the Borrower with such bank in New York City as the Borrower shall have previously notified to the Agent for this purpose; and

(ii) in the case of any other payment, be made available by the Agent to the person for whose account such payment was received (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in New York City as such person shall have previously notified to the Agent.

18.4     No Set-off
        All payments required to be made by the Borrower under any of the Finance Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

18.5     Clawback
        Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or reasonably incurred by reason of its having paid out such sum prior to its having received such sum.

19.      Set-Off

19.1     Contractual Set-off
        The Borrower authorises each Bank at any time following the occurrence of an Event of Default (and so long as the same is continuing) to apply any credit balance to which the Borrower is entitled on any account of the Borrower with that Bank in satisfaction of any sum due and payable from the Borrower to such Bank under any of the Finance Documents but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

19.2     Set-off not Mandatory
        No Bank  shall be obliged to  exercise  any right  given to it by Clause
19.1 (Contractual Set-off).

20.      Sharing

20.1     Redistribution of Payments
        If, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement by the Borrower for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

(i) such Recovering Bank shall inform the Agent of such receipt or recovery and pay to the Agent an amount equal to such excess amount;

(ii) there shall thereupon fall due from the Borrower to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

(iii) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) above as if such amount had been received by it from the Borrower in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

        Provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to paragraph (i)(a) of Clause 18.3 (Payments by the Agent) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

20.2     Repayable Recoveries
        If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by the Borrower becomes repayable and is repaid by such Recovering Bank, then:

(i) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 20.1 (Redistribution of Payments) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

(ii) there shall thereupon fall due from the Borrower to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.



Part 9

                                        FEES, COSTS AND EXPENSES

21.      Commitment Commission and Fees

21.1     Commitment Commission
        The Borrower shall pay to the Agent for the account of each Bank a commitment commission on the amount of such Bank's A Available Commitment and B Available Commitment from day to day during the period beginning on the Original Facility Date up to (but not including) the Commitment Termination Date, such commitment commission to be calculated at the rate of one half of the applicable Margin 1 from time to time in the case of such Bank's A Available Commitment and one half of the applicable Margin 2 from time to time in the case of such Bank's B Available Commitment.

        Commitment commission shall be payable in arrear on the last day of each successive period of three months starting from the Original Facility Date and on the Final Maturity Date (each such date a "Commitment
        Commission Payment Date") Provided Always That for the purposes of determining the amount of accrued commitment commission payable on each Commitment Commission Payment Date the Net Leverage (and accordingly the applicable Margin 1, or as the case may be, the applicable Margin 2) shall be assumed to be as disclosed in the most recent financial statements delivered pursuant to Clause 12.1 (Annual Statements) or Clause 12.2 (Quarterly Statements) Provided Further That if, on the basis of the financial statements delivered in respect of the next following Quarter Date (having regard to the proviso to the definition of "Margin 1" and the proviso to the definition of "Margin 2") the Borrower has overpaid (or, as the case may be, underpaid) commitment commission then the amount so overpaid (or, as the case may be, underpaid) shall be deducted from (or, as the case may be, added to) the amount of commitment commission which would otherwise have been payable by the Borrower on the next following Commitment Commission Payment Date.

21.2     Participation Fee
        The Borrower shall pay to the Agent on the dates therein specified the arrangement fees specified in the letter of even date herewith from the Agent to the Borrower, such fees to be distributed by the Agent among the Banks in the proportions agreed between the Banks prior to the Original Facility Date.

21.3     Agency Fee
        The Borrower shall pay to the Agent for its own account the agency fees specified in the letter dated the Original Facility Date from the Agent to the Borrower, such agency fees to be paid at the times, and in the amounts, specified in such letter.

22.      Costs and Expenses

22.1     Transaction Expenses
        The Borrower shall, from time to time on demand of the Agent, reimburse each of the Agent, the Arrangers and the Trustee for all out of pocket costs and expenses (including reasonable legal fees) together with any VAT thereon reasonably incurred by it in connection with the negotiation, preparation and execution of the Finance Documents, any amendment and/or supplement to or any waiver of any of the obligations of any Finance Party under the Finance Documents and the completion of the transactions herein contemplated.

22.2     Preservation and Enforcement of Rights
        The Borrower shall, from time to time on demand of the Agent, reimburse the Agent, the Arrangers and the Banks for all costs and expenses (including legal fees) together with any VAT thereon reasonably incurred in or in connection with the preservation and/or enforcement of any of the rights of the Agent, the Arrangers and the Banks under the Finance Documents.

22.3     Stamp Taxes
        The Borrower shall pay all stamp, registration and other taxes to which any Finance Document or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Agent, the Arrangers and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

22.4     Banks' Liabilities for Costs
        If the Borrower fails to perform any of its obligations under this Clause 22 (Costs and Expenses), each Bank shall, in its Proportion, indemnify each of the Agent and the Arrangers against any loss incurred by any of them as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 22.4.

Part 10

                                           AGENCY PROVISIONS

23.      The Agent, the Trustee, the Arrangers and the Banks

23.1     Appointment of the Agent and the Trustee
        The Arrangers and each Bank hereby appoints the Agent and the Trustee to act as its agent in connection with this Agreement and each other Finance Document and authorises each of the Agent and the Trustee to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms of the Finance Documents together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. The provisions of this Clause 23 are, in the case of the Trustee, without prejudice to the provisions of the Security Trust Deed and, in the event of any conflict between this Clause 23 and the Security Trust Deed, the provisions of the Security Trust Deed will prevail.

23.2     Agent's and the Trustee's Discretions
        Each of the Agent and the Trustee may:

(i) assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (i) any representation made by any Finance Party in connection with any of the Finance Documents is true, (ii) no Event of Default or Potential Event of Default has occurred,
                  (iii) no Finance Party is in breach of or default under its obligations under any of the Finance Documents and (iv) any right, power, authority or discretion vested therein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

(ii) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

(iii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

(iv) rely (as to any matters of fact which might reasonably be expected to be within the knowledge of any Finance Party) upon a certificate signed by or on behalf of such Finance Party;

(v)      rely upon any communication or document believed by it to be genuine;

(vi) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

(vii) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any Finance Document until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

23.3     Agent's and Trustee's Obligations
        The Agent and the Trustee shall:

(i) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent or Trustee from any Finance Party under any Finance Document;

(ii) promptly notify each Bank of the occurrence of any Event of Default or any default by any Finance Party in the due performance of or compliance with its obligations under any Finance Document of which the Agent or the Trustee has notice from any other party hereto;

(iii) save as otherwise provided herein or therein, act as agent or trustee under the Finance Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on all of the Banks; and

(iv) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder or under any of the other Finance Documents.

23.4     Excluded Obligations
        Notwithstanding anything to the contrary expressed or implied herein, none of the Agent, the Trustee or the Arrangers shall:

(i) be bound to enquire as to (i) whether or not any representation made by the any Finance Party in connection with any Finance Document is true, (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default, (iii) the performance by any Finance Document of its obligations under any of the Finance Documents or (iv) any breach of or default by any Finance Party of or under its obligations thereunder;

(ii) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

(iii) be bound to disclose to any other person any information relating to any member of the Parent's Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

(iv) be under any obligations other than those for which express provision is made herein.

23.5     Indemnification
        Each Bank shall, in its Proportion, from time to time on demand by the Agent or, as the case may be, the Trustee, indemnify the Agent, against any and all reasonable costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent or, as the case may be, the Trustee may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent or trustee under any of the Finance Documents Provided Always That this Clause 23.5 (Indemnification) shall not apply to any cost, claim, loss, expense or liability expressed to be recoverable from the Borrower under Clause 22.1 (Transaction Expenses), 22.2 (Preservation and Enforcement of Rights) or 22.3 (Stamp Taxes) (but without prejudice to Clause 22.4 (Bank's Liabilities for Costs)).

23.6     Exclusion of Liabilities
        Neither the Agent, the Trustee and the Arrangers nor any of them accepts any responsibility for the accuracy and/or completeness of any information supplied by the any Finance Party in connection with any of the Finance Documents or for the legality, validity, effectiveness, adequacy or enforceability of any of the Finance Documents and neither the Agent, the Trustee and the Arrangers nor any of them shall be under any liability as a result of taking or omitting to take any action in relation to any of the Finance Documents, save in the case of gross negligence or wilful misconduct.

23.7     No Actions
        Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent, the Trustee or Arrangers any claim it might have against any of them in respect of the matters referred to in Clause 23.6 (Exclusion of Liabilities).

23.8     Business with the Parent's Group
        The Agent, the Trustee and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Parent's Group.

23.9     Resignation
        Each of the Agent and the Trustee may resign its appointment under any Finance Document at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto Provided that no such resignation shall be effective until a successor for the Agent or, as the case may be, the Trustee is appointed in accordance with the succeeding provisions of this Clause 23 or the Security Trust Deed.

23.10    Successor Agent
        If the Agent or, as the case may be, the Trustee gives notice of its resignation pursuant to Clause 23.9 (Resignation), then any Bank whose participation in the Facility is at least ten per cent. (10%) may be appointed by an Instructing Group with the Borrower's prior written consent (such consent not to be unreasonably delayed or withheld) as a successor to the Agent or, as the case may be, the Trustee by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Agent or, as the case may be, the Trustee may appoint such a successor itself.

23.11    Rights and Obligations
        If a successor to the Agent or, as the case may be, the Trustee is appointed under the provisions of Clause 23.10 (Successor Agent), then
        (a) the retiring Agent or, as the case may be, the Trustee shall be discharged from any further obligation under any of the Finance Documents but shall remain entitled to the benefit of the provisions of this Clause 23 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

23.12    Own Responsibility
        It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Parent's Group and, accordingly, each Bank warrants to the Agent, the Trustee and the Arrangers that it has not relied on and will not hereafter rely on the Agent, the Trustee and the Arrangers or any of them:

(i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Finance Party in connection with the Finance Documents or the transactions contemplated thereby (whether or not such information has been or is hereafter circulated to such Bank by the Agent, the Trustee and the Arrangers or any of them); or

(ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Parent's Group.

23.13    Agency Division Separate
        In acting as Agent or, as the case may be, the Trustee hereunder for the Banks, the Agent or, as the case may be, the Trustee shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 23, any information received by some other division or department of the Agent or, as the case may be, the Trustee may be treated as confidential and shall not be regarded as having been given to the Agent's or the Trustee's agency division.

23.14    Confidential Information
        Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Clause 23.13 (Agency Division Separate), neither the Agent nor the Trustee shall as between itself and the Banks be bound to disclose to any Bank or other person any information which is supplied by any member of the Parent's Group to the Agent in its capacity as agent or trustee hereunder for the Banks and which is identified by such member of the Parent's Group at the time it is so supplied as being confidential information.

Part 11

                                       ASSIGNMENTS AND TRANSFERS

24.      Assignments and Transfers

24.1     Binding Agreement
        This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and permitted assigns.

24.2     No Assignments and Transfers by the Borrower
        The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

24.3     Assignments and Transfers by Banks
        Any Bank may at any time (and at its own cost) assign to any bank or financial institution all or any of its rights and benefits hereunder or transfer to any bank or financial institution in accordance with Clause
        24.5 (Transfers by Banks) all or any of its rights, benefits and obligations hereunder Provided that:

(i) (save in the case of an assignment or transfer to any subsidiary or holding company, or to any subsidiary of any holding company, of such Bank or to another Bank) no such assignment or transfer may be made without the prior written approval of the Borrower, such approval not to be unreasonably withheld or delayed;

(ii) no Bank shall be entitled to effect any such assignment or transfer (otherwise than with the prior written approval of the Borrower) if as a result thereof (and as at the date thereof) the Borrower would be obliged to make a payment to the assignee or transferee which it would not have been obliged to make to such Bank or which is greater than the payment it would have been obliged to make to the assignor or transferor;

(iii) no Bank party hereto as at the Original Facility Date shall be entitled to assign or transfer any of its rights and benefits hereunder to more than one other bank or financial institution; and

(iv) a Bank may only assign or transfer the same proportion of its A Commitment and B Commitment.

24.4     Assignments by Banks
        If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 24.3 (Assignments and Transfers by Banks), then, unless and until the assignee has agreed with the Agent, the Trustee, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agent, the Trustee, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

24.5     Transfers by Banks
        If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 24.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Agent and the Borrower of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

(i) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrower and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 24.5 as "discharged rights and obligations");

(ii) the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only in so far as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Bank;

(iii) the Agent, the Trustee the Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

(iv) such Transferee shall become a party hereto as a "Bank".

24.6     Transfer Fees
        On the date upon which a transfer takes effect pursuant to Clause 24.5 (Transfers by Banks) the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of $1,000.

24.7     Disclosure of Information
        Any Bank may disclose with the prior written consent of the Finance Parties (such consent in either case not to be unreasonably withheld) to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Parent, the Borrower and the Parent's Group as such Bank shall consider appropriate Provided That the Borrower may require such Bank to obtain from such actual or potential assignee, Transferee, or such other person, a confidentiality undertaking (in a form reasonably acceptable to both the Borrower and such Bank) in relation to such information about the Parent, the Borrower and/or the Parent's Group as has been supplied to the Banks on a confidential basis.

Part 12

                                             MISCELLANEOUS

25.      Calculations and Evidence of Debt

25.1     Basis of Accrual
        Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

25.2     Quotations
        If on any occasion a Reference Bank or a Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent.

25.3     Evidence of Debt
        Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

25.4     Control Accounts
        The Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance made or arising hereunder and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from the Borrower hereunder and each Bank's share therein and (c) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

25.5     Prima Facie Evidence
        In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 25.3 (Evidence of Debt) and Clause 25.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

25.6     Certificates of Banks
        A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 8.1 (Tax Gross-up) or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 8.2 (Tax Indemnity) or Clause 10.1 (Increased Costs) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

26.      Remedies and Waivers, Partial Invalidity

26.1     Remedies and Waivers
        No failure to exercise, nor any delay in exercising, on the part of the Agent, the Trustee, the Arrangers and the Banks or any of them, any right or remedy under any of the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

26.2     Partial Invalidity
        If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

27.      Notices

27.1     Communications in Writing
        Each communication to be made hereunder shall be made in writing but, unless otherwise stated, shall be made by facsimile or letter.

27.2     Delivery
        Any communication or document to be made or delivered by one party to the other pursuant to this Agreement shall (unless the other party has by fifteen days' written notice to the one specified another address or facsimile number) be made or delivered to that other party at the address or facsimile number identified with its signature below and shall be deemed to have been made or delivered (in the case of any communication made by facsimile) when despatched and the transmission report of the sender indicates that the facsimile transmission has been received by the addressee or (in the case of any communication made by letter) when delivered to that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that:

(i) if any such communication or document would otherwise be deemed to have been received on a day which is not a business day it shall be deemed to have been received on the first business day thereafter;

(ii) any communication or document to be made or delivered by the Borrower to a Bank shall be effective only when legibly received by such Bank and then only if the same is expressly marked for the attention of the department or officer identified with such Bank's signature below or as set out in the relevant Transfer Certificate (or such other department or officer as such Bank shall from time to time specify for this purpose);

(iii) if any facsimile transmission has not been legibly received, the addressee shall as soon as reasonably practicable notify the giver by telephone and in such circumstances, notwithstanding any of the foregoing provisions, such facsimile communication shall not be deemed to be received until it has been re-transmitted and legibly received; and

(iv) any communication or document to be made or delivered to the Borrower shall be copied also to:

                  Bona Shipping AS
                  Radhusgaten 27
                  P.O. Box 470 Sentrum
                  0105 Oslo
                  Norway

                  Attn:    Finance and Control Department
                  Fax:     47 22 31 00 01
                  Tel:     47 22 31 00 00

                  and to:-

                  Teekay Shipping (Canada) Ltd.
                  1400-505 Burrard Street
                  Vancouver
                  British Columbia
                  Canada

                  Attn:     Manager of Finance
                  Fax :     604 681 3011
                  Tel :     604 683 3526

27.3     English Language
        Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof and in the event of a conflict between the original and the English translation thereof, the translation will be taken to be the definitive version for the purposes of the Finance Documents.

28.      Amendments

28.1     Amendments
        If the Agent has the prior consent of an Instructing Group, the Agent, the Parent and the Borrower may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all parties hereto, provided that no such waiver or amendment shall subject any party hereto to any new or additional obligations without the consent of such party.

28.2     Amendments Requiring the Consent of all the Banks
        An amendment or waiver which relates to:-

(i)      Clause 20 (Sharing) or this Clause 28 (Amendments);

(ii) a change in the principal amount of any Advance, or the deferral of any Repayment Date or Reduction Date;

(iii) a change in Margin 1 or Margin 2 or the amount of any payment of interest, fees or any other amount payable hereunder to any party or the deferral of the date for payment thereof;

(iv)     the definition of "Instructing Group"; or

(v) any provision which contemplates the need for the consent or approval of all the Banks,

        shall not be made without the prior consent of all the Banks.

28.3     Exceptions
        Notwithstanding any other provisions hereof, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

(i) amend or waive this Clause 28.3, Clause 22 (Costs and Expenses) or Clause 23 (The Agent, the Arrangers and the Banks); or

(ii) otherwise amend or waive any of the Agent's rights hereunder or subject the Agent or the Arrangers to any additional obligations hereunder.

Part 13

                                          LAW AND JURISDICTION

29.      Law

29.1     English Law
        This Agreement shall be governed by, and shall be construed in accordance with, English law.

30.      Jurisdiction

30.1 Each of the parties hereto irrevocably agrees for the benefit of the Agent, the Trustee and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.


30.2 The Borrower irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 30.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

30.3 The Borrower agrees that the process by which any suit, action or proceeding in England is begun may be served on it by being delivered to Teekay Shipping (UK) Limited at its registered office for the time being (which is currently at 49 St. James Street, London SW1A 1JT).


30.4    The submission to the  jurisdiction  of the courts referred to in Clause
        30.1 shall not (and shall not be construed so as to) limit the right of the Agent, the Trustee or any Bank to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                           THE FIRST SCHEDULE
                                               The Banks

==================================================================================================================
                                                 A                   B                      Total

Bank                                             Commitment          Commitment             Commitment

                                                 ($)                 ($)                    ($)
==================================================================================================================

Citibank, N.A.                                   48,000,000          12,000,000             60,000,000

The Chase Manhattan Bank                         48,000,000          12,000,000             60,000,000

The Royal Bank of Scotland plc                   40,000,000          10,000,000             50,000,000

Christiana Bank og Kreditkasse ASA               34,000,000          8,500,000              42,500,000

Den norske Bank                                  34,000,000          8,500,000              42,500,000

Credit Agricole Indosuez                         28,000,000          7,000,000              35,000,000

KBC Finance Ireland                              28,000,000          7,000,000              35,000,000

MeesPierson N.V.                                 28,000,000          7,000,000              35,000,000

Schiffshypothekenbank zu Lubeck AG               26,000,000          6,500,000              32,500,000

BankBoston, N.A.                                 20,000,000          5,000,000              25,000,000

Landesbank Schleswig-Holstein Girozentrale       20,000,000          5,000,000              25,000,000

Merita Bank plc

Deutsche Bank (Hamburg)                          14,400,000          3,600,000              18,000,000

Deutsche Schiffsbank AG                          14,000,000          3,500,000              17,500,000

VIKING Ship Finance Limited                      9,600,000           2,400,000              12,000,000

                                                 8,000,000           2,000,000              10,000,000

                                                                                            --------------

                                                                                            500,000,000
==================================================================================================================

                                          THE SECOND SCHEDULE
                                      Form of Transfer Certificate



To:      Citibank International plc



                                          TRANSFER CERTIFICATE



relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated 16th December 1998 as amended and restated on ___________ 1999 whereby a U.S.$500,000,000 revolving credit facility was made available to Bona Shipholding Ltd. as borrower by a group of banks on whose behalf Citibank International plc acted as agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "Total Bank's Commitment" or "Advance(s)" accurately summarises its Total Commitment and/or, as the case may be, its participation in, and the Term and Repayment Date of, one or more existing Advances and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the schedule hereto of, as the case may be, its Total Commitment and/or its participation in such Advance(s) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 24.5 (Transfers by Banks) of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Finance Documents together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or for the performance and observance by the Borrower of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to
          (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by the Borrower or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.



                                              THE SCHEDULE

1.       Bank:

2.       Transferee:

3.       Transfer Date:

4.       Total Commitment:

              Bank's A Commitment   Portion Transferred

              Bank's B Commitment   Portion Transferred

5.       Advance(s):

         Amount of                  Term and
         Bank's Participation       Repayment Date   Portion Transferred


[Transferor Bank]                             [Transferee Bank]

By:                                                            By:

Date:                                                 Date:

                                  Administrative Details of Transferee

Address:

Contact Name:

Account for Payments:

Fax:

Telephone:

                               THE THIRD SCHEDULE

                                     Part 1
          Condition Precedent Documents for the first Advance hereunder



1. A copy, certified a true copy by a duly authorised officer of the Borrower, of the Borrower's constitutive documents.

2. A copy, certified a true copy by a duly authorised officer of the Borrower, of a resolution of the Borrower's Board of Directors approving the execution, delivery and performance of the Finance Documents and the terms and conditions of the Finance Documents and authorising a named person or persons to sign this Agreement and any documents to be delivered by the Borrower pursuant hereto or pursuant to any of the other Finance Documents.

3. A certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to sign, on behalf of the Borrower, this Agreement and the other Finance Documents and any documents to be delivered by the Borrower pursuant hereto or thereto.

4. A copy, certified a true copy by a duly authorised officer of the Borrower, of the powers of attorney, if any, issued pursuant to the resolution referred to in paragraph 2 above.

5. A copy, certified a true copy by or on behalf of the Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Agent, necessary to render the Finance Documents legal, valid, binding and enforceable, to make this Agreement admissible in evidence in Bermuda.

6. An opinion of the Agent's counsel in Bermuda, Messrs Conyers, Dill & Pearman in form and substance satisfactory to the Agent.

7. An opinion of the Agent's English counsel, Messrs. Clifford Chance, in form and substance satisfactory to the Agent.

8. Evidence that Sinclair Services Limited has agreed to act as the agent of the Borrower for the service of process in England.

9. A copy, certified a true copy by a director of the Borrower, of the Original Consolidated Financial Statements.

10. A certificate as at the most recent Quarter Date prior to the Original Facility Date showing the Borrower's level of Free Cash, Current Ratio and Leverage at such date.

11. A security trust deed in the form or substantially the form of that attached hereto as Exhibit A.

12. Evidence that the Borrower has, on or before the date of the first Advance hereunder, (i) cancelled the whole of the Aggregate Total Commitments (as defined in the Newbuilding Facility) and the whole of the Total Commitments (as defined in the Citibank Revolver and the Chase Revolver) and (ii) given notice of its intention to prepay all amounts outstanding (as at the date of the of the first Advance hereunder) under the Citibank Revolver and the Chase Revolver

13. Notice from the Borrower cancelling the whole of the Aggregate Total Commitments as defined in the Newbuilding Facility and the whole of the Total Commitments as defined in the Citibank Revolver and the Chase Revolver.

14. Evidence in form and substance satisfactory to the Agent that each Initial Vessel is insured in accordance with the requirements of the relevant Security Agreements.

15. Evidence in form and substance satisfactory to the Agent that each Initial Vessel is classified with a classification society in accordance with the requirements of the relevant Security Agreements.

16. An opinion of the counsel to the Agent in the countries in which the Initial Vessels are registered in form and substance satisfactory to the Agent.

17. Evidence that there are no other existing mortgages or other encumbrances (other than permitted liens and other than encumbrances created to secure the Borrower's obligations under the Citibank Revolver or the Chase Revolver) over the Initial Vessels or their earnings and insurances.

18. A Mortgage over each Initial Vessel duly executed and delivered by the Borrower and registered against each such Initial Vessel in its appropriate registry.

19. Deeds of Assignment duly executed and delivered by the Borrower in respect of the earnings and insurances of each Initial Vessel (the said assignment of earnings to provide that the Trustee shall not be entitled to require the assigned earnings to be paid to the Trustee thereunder unless and until an Event of Default has occurred and is continuing).

20. All notices required to be given by the terms of the Deeds of Assignment referred to in paragraph 19 above.

21. Evidence that all outstandings under the Citibank Revolver and the Chase Revolver will be met from the proceeds of the first drawdown hereunder.

22. Evidence that all security granted pursuant to the Chase Revolver and the Citibank Revolver over the Initial Vessels, their insurances or earnings, shall have been discharged concurrently with the making of the first Advance hereunder.

23. Confirmation from Clifford Chance as to the status of items referred to in paragraphs 1 to 22 above, included.

                                                 Part 2

1. A copy, certified a true copy by a duly authorised officer of the Borrower, of the Borrower's constitutive documents or, where such documents have not changed since being provided pursuant to paragraph 1 of Part 1 of the Third Schedule, a certificate of a duly authorised officer of the Borrower to that effect.

2. A copy, certified a true copy by a duly authorised officer of the Borrower, of a resolution of the Borrower's Board of Directors approving the execution, delivery and performance of the additional Finance
        Documents  and  the  terms  and  conditions  of the  additional  Finance
        Documents and authorising a named person or persons to sign any documents to be delivered by the Borrower pursuant to such additional Finance Documents.

3. A certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to sign, on behalf of the Borrower, the additional Finance Documents and any documents to be delivered by the Borrower pursuant thereto.

4. A copy, certified a true copy by a duly authorised officer of the Borrower, of the powers of attorney, if any, issued pursuant to the resolution referred to in paragraph 2 above.

5. A copy, certified a true copy by or on behalf of the Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Agent, necessary to render the additional Finance Documents legal, valid, binding and enforceable, to make them admissible in evidence in Bermuda and to enable the Borrower lawfully to perform its respective obligations thereunder.

6. Evidence in form and substance satisfactory to the Agent that the relevant New Vessel or Future Vessel, as the case may be, is insured in accordance with the requirements of the relevant Security Agreements.

7. Evidence in form and substance satisfactory to the Agent that the relevant New Vessel or Future Vessel (as the case may be) is classified with a classification society in accordance with the requirements of the relevant Security Agreements.

8. An opinion of the counsel to the Agent in the country in which the New Vessel or Future Vessel, as the case may be, in respect of which the relevant Advance is made is to be registered in form and substance satisfactory to the Agent.

9.      Evidence   that  there  are  no  other   existing   mortgages  or  other
        encumbrances (other than permitted liens) over the relevant New Vessel or Future Vessel, as the case may be, or its earnings and insurances.

10. A Mortgage over the relevant New Vessel or Future Vessel (as the case may be) duly executed and delivered by the Borrower and registered against such New Vessel or Future Vessel, as the case may be, in its appropriate registry.

11. A Deed of Assignment duly executed and delivered by the Borrower in respect of the earnings and insurances of the relevant New Vessel or Future Vessel, as the case may be, (the said assignment of earnings to provide that the Trustee shall not be entitled to require the assigned earnings to be paid to the Trustee thereunder unless and until an Event of Default has occurred as is continuing).

12. All notices required to be given by the terms of the Deed of Assignment referred to in paragraph 11 above.

                                          THE FOURTH SCHEDULE
                                           Notice of Drawdown

From:    Bona Shipholding Ltd.

To:      Citibank International plc

Dated:

Dear Sirs,

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated 16th December 1998 as amended and restated on __________ 1999 and made between Bona
        Shipholding Ltd. as borrower, Chase Manhattan plc and Citibank International plc as arrangers, Citibank International Plc as agent and trustee and the financial institutions named therein as Banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish an Advance to be made to us as follows:

(a)      Amount:

(b)      Facility: [insert Facility A, Facility B as appropriate]

(c)      Drawdown Date:

(d)      Term:

3. We confirm that, at the date hereof, the representations set out in Clause 11 (Representations) of the Facility Agreement are true and no Event of Default or Potential Event of Default has occurred.

4. The proceeds of this drawdown should be credited to [insert account details].

                                            Yours faithfully

                                     .............................

                                          for and on behalf of

The Borrower

BONA SHIPHOLDING LTD.

By:               RAGNAR BELCK OLSEN

Address: P.O. Box HM1179
                  Cedar House, 41 Cedar Avenue
                  Hamilton HM12
                  Bermuda

Attn:             Mr Warren Cabral
Fax:              (441) 296 8666


Arranger

CHASE MANHATTAN plc

By:               EINAR STAVRUM

Address: 125 London Wall
                  London  EC2Y 5AJ

Attn:             Kristian Orssten
Fax:              0171 777 4759


Arranger, Agent and Trustee

CITIBANK INTERNATIONAL plc

By:               RORY HUSSEY

Address: P.O. Box 200
                  Cottons Centre
                  Hays Lane
                  London SE1 2QT

Attn:             Debbie Caulfield
Fax:              0171 500 4482

The Banks

CITIBANK, N.A.

By:               SIMON BOOTH

Address: P.O. Box 200
                  Cottons Centre
                  Hays Lane
                  London SE1 2QT

Attn:             Simon Booth - Global Shipping
Fax:              + 44 171 500 2762


THE CHASE MANHATTAN BANK



By:               EINAR STAVRUM

Address: 125 London Wall
                  London EC2Y 5AJ

Attn:Credit matters: Einar Stavrum; Operational matters: European Loan Services
Fax: Credit matters: + 47 22 42 5861; Operational matters: + 44 1202 343 706


THE ROYAL BANK OF SCOTLAND PLC

By:               RORY HUSSEY (Attorney)

Address: Shipping Business Centre
                  P.O. Box 450
                  5-10 Great Tower Street
                  London  EC3P 3HX

Attn: Graham Locker (Credit matters); Carolyn Peal (Operational matters)
Fax: + 44 171 283 7538

CHRISTIANIA BANK OG KREDITKASSE ASA

By:               PETER D. KNUDSEN                 OLAV RINGDAL

Address: PB 1166 Sentrum
                  0106 Oslo
                  Norway

Attn:Olav Ringdal - Shipping  Dept (Credit  matters);  Aud Sandnes  (Operational matters)
Fax: + 47 22 48 66 68 (Credit matters); + 47 22 48 50 79 (Operational matters)


DEN NORSKE BANK ASA

By:               PETER BEHNCKE

Address: Stranden 21
                  N-0107 Oslo
                  Norway

Attn:
Fax:              + 47 22 48 88 94


CREDIT AGRICOLE INDOSUEZ

By:               RORY HUSSEY (Attorney)

Address: 2, quai de President Paul Dommer
                  92920 Paris La Defense Cedex
                  France

Attn:             Pierre de Fontenay (Credit matters);
                  Frederic Noel (Operational matters)
Fax:              + 33 1 41 89 19 34 (Credit matters);
                  + 33 1 41 89 20 79 (Operational matters)

KBC FINANCE IRELAND

By:               RORY HUSSEY (Attorney)

Address: KBC House
                  International Financial Services Centre
                  Dublin 1
                  Ireland

Attn:             Peter H. Stowell
Fax:              + 353 1 670 0855


MEESPIERSON N.V.

By:               RORY HUSSEY (Attorney)

Address: Munkedamsveien 53b
N-0250, Oslo
Norway

Attn:             Diederik Legger
Fax:              + 47 22 11 49 40

SCHIFFSHYPOTHEKENBANK ZU LUBECK AG

By:               TORE EIKELAND           NILS CHRISTIAN GREEN

Address: Brandstwiete 1
                  20457 Hamburg
                  Germany

Attn:             Jorg Zickermann
Fax:              + 49 40 3701 4649

BANKBOSTON, N.A.

By:               RORY HUSSEY (Attorney)

Address: 100 Federal Street
                  Boston MA 02110
                  USA

Attn: Credit matters: Sean McCarthy; Operational matters: Edward Swiatek
Fax: Credit matters: + 1 617 434 1955; Operational matters: + 1 617 434 9820


LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE

By:               DR. JURGEN MONZEL

Address: Martensdamm 6
                  D-24 103 Kiel

Attn:             Matthias Happich
Fax:              + 49 431 900 1130


MERITA BANK PLC, LONDON BRANCH

By:               HENNY O'BRIEN

Address: 19 Thomas More Street
                  London, E1 9YW

Attn:             Kirsten Kaarre Jensen
Fax:              0171 709 7001


DEUTSCHE BANK AG IN HAMBURG

By:               TORE EIKELAND        OLIVER TRENNT

Address: Adolphsplatz 7
                  20457 Hamburg
                  Germany

Attn:             Jorg Zickermann, Ship Financing Dept.
Fax:              + 49 40 3701 4649

DEUTSCHE SCHIFFSBANK AG

By:               RORY HUSSEY (Attorney)

Address: Domshof 17
                  D-28195 Bremen
                  Germany

Attn:             Peter Zimmermann
Fax:              + 49 421 323 539


VIKING SHIP FINANCE LTD

By:               RORY HUSSEY (Attorney)

Address: Claridenstrasse 40
                  P.O. Box 645
                  CH-8021 Zurich
                  Switzerland

Attn:             Alexander Schaffert
Fax:              + 41 1 234 4066